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                                                                    Exhibit 10.2

               Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



                              DEVELOPMENT AGREEMENT

This Development Agreement (the "Agreement") is made and entered into as of February 15, 2002 (the "Effective Date"), by and between TiVo Inc., a Delaware corporation ("TiVo"), and DIRECTV, Inc., a California corporation ("DIRECTV").

                                    Recitals

Whereas, TiVo has developed and commercially launched a stand alone set-top receiver (the "Stand Alone Receiver") that allows consumers to receive the personalized television services provided by TiVo.

Whereas, TiVo and DIRECTV have developed and commercially launched the first generation DIRECTV-TiVo combination receiver known as the Reno Receiver (as defined below), that provides consumers with the DVR/PVR Functionality (as defined in Exhibit A) and the ability to receive the satellite television, audio, data and other programming services that are part of the DIRECTV Service, pursuant to certain reference design and marketing agreements.

Whereas, TiVo and DIRECTV desire to develop, produce (and/or have produced), and market the next generation software, hardware, services and other applications for the DVR/PVR Functionality and for the DIRECTV Service, including a next generation DIRECTV-TiVo combination receiver which will be known as the Provo Receiver (as defined below) and to provide (via download) software upgrades to the existing Reno Receivers and the Provo Receivers, to enable customers to receive the upgraded DVR/PVR Functionality.

Whereas, TiVo and DIRECTV anticipate that the Provo Receiver will undergo Manufacturing Release (as defined below) no later than[*].

Whereas, TiVo and DIRECTV have agreed to make certain buy-down arrangements for the Reno Receivers and desire to modify such existing arrangements.

Now, Therefore, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.1 "Development Schedule" is defined in Section 2.1(a) (Provo Receiver)
                                              --------------
and is set forth in Exhibit A (Development Schedule and Specifications).

     1.2 "DIRECTV Service" shall mean the television, video, audio, data or other programming services or any internet, broadband, digital subscriber line, or other information service, distributed from time to time by DIRECTV via the direct broadcast satellite distribution system, the internet, telecommunication lines, or other communication media, and offered to

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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subscribers by DIRECTV under the DIRECTV brand or other brands owned by DIRECTV or its subsidiaries.

     1.3 "DIRECTV Technology" shall mean the DIRECTV Technical Specifications Version 3.0 provided by DIRECTV to TiVo, including any software, components, parts, proprietary information, intellectual property, subassemblies or other technology that is expressly incorporated in, or specifically required for use pursuant to, such specifications, but shall not include any such software, components, parts, proprietary information, intellectual property, subassemblies or other technology that, although providing a possible method of implementing the specifications, is not the required method of implementation and alternate implementations are currently available and may be implemented on reasonable commercial terms and conditions. DIRECTV is not obligated to deliver to TiVo any software, components or parts as part of the DIRECTV Technology. DIRECTV Technology shall include any implementation of the TiVo Technology by DIRECTV or its sublicensees, to the extent such specific implementation is not required in such manner pursuant to (and thus not part of) the TiVo Technology and alternate implementations are currently available and may be implemented on reasonable commercial terms and conditions. DIRECTV Technology includes DIRECTV trademarks and logos that are incorporated in the customer interface in accordance with
Section 2.6.
-----------

     1.4 "DVR/PVR Free Functionality" is defined in Exhibit A (Development Schedule and Specifications).

     1.5 "DVR/PVR Functionality" is defined in Exhibit A (Development Schedule and Specifications).

     1.6 "DVR/PVR Service Subscriber" shall mean an active subscriber to the DIRECTV Service (excluding retailers, VIPs, employees, test accounts and promotions mutually agreed by the parties (such agreement not to be unreasonably withheld or delayed))who DIRECTV allows or has granted access to use the DVR/PVR Service. A household with multiple receivers that receive the DVR/PVR Functionality will count as one subscriber. Households receiving [*] portion of functionality as set forth in Exhibit A shall [*]the DVR/PVR Service and therefore [*]a DVR/PVR Service Subscriber.

     1.7 "Final Acceptance Testing" is defined in Exhibit A (Development Schedule and Specifications).

     1.8 "Interface Specifications" is defined in Section 2.2(a) (Interface Specifications).

     1.9 "Manufacturing Release" shall mean the date on which the applicable hardware and/or software has successfully completed Final Acceptance Testing, upon which date DIRECTV shall notify TiVo of such in writing.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

     1.10 "Provo Receiver" shall mean the second generation DIRECTV-TiVo combination receiver described in Exhibit A (Development Schedule and Specifications).

     1.11 "Reno Receiver" shall mean the first generation DIRECTV-TiVo combination receiver developed and commercially launched by DIRECTV and TiVo pursuant to the Marketing Agreement by and between the parties dated April 13, 1999 (as amended, the "Original Marketing Agreement") and the Reference Design Agreement by and between the parties dated September 1, 1999 (as amended, the "Reference Design Agreement").

     1.12 "Territory" shall mean North America, Central America and South
America.

     1.13 "Third Party Technology" shall mean any software, components, parts, proprietary information, intellectual property, subassemblies or other technology owned or controlled by a party other than TiVo (or its affiliates) which are specified on Exhibit C (Third Party Technology), as may be amended in accordance with the terms of Section 4.8(c) (Third Party Technology), that is incorporated or referenced in, or required for use of, the Provo Receiver or the TiVo Software.

     1.14 "TiVo Service" shall mean the personal video recording services offered by TiVo, carrying the TiVo brand, that involve the delivery of TiVo content and data by TiVo and may involve the delivery of program guide data by TiVo, to video recording devices or similar devices installed in subscribers' homes.

     1.15 "TiVo Software" shall mean the Version [*]Software and Version [*]Software, collectively, along with any updates thereto that may be provided by TiVo.

     1.16 "TiVo Technology" shall mean any software, components, parts, proprietary information, intellectual property, subassemblies or other technology, specifically excluding any DIRECTV Technology and Third Party Technology, that is expressly incorporated in, or specifically required for use of, the Reno Receiver, Provo Receiver and/or Two-Chip Receiver, including the TiVo Software and the Provo Receiver and Two-Chip Receiver manufacturing designs. TiVo Technology shall include any implementation of the DIRECTV Technology by TiVo, to the extent such specific implementation is not required in such manner pursuant to (and thus part of) the DIRECTV Technology and alternate implementations are currently available and may be implemented on reasonable commercial terms and conditions. The TiVo Technology also includes the customer interface which is manifested by the TiVo Software, excluding the DIRECTV trademarks and logos used in accordance with Section 2.6.
                                                     ------------

     1.17 "Two-Chip Platform" shall mean the lower cost platform for TiVo's Stand Alone Receivers that TiVo intends to develop.

     1.18 "Two-Chip Receiver" shall mean a lower cost version of the Provo Receiver which, if so requested by DIRECTV pursuant to Section 2.4 (Two-Chip Option), shall be developed by TiVo including porting of Version[*] Software to the Two-Chip Platform.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ARTICLE II.
                             TECHNOLOGY DEVELOPMENT

     2.1 Provo Receiver and Version [*]Software Development, Production and Deployment. TiVo (with collaboration from DIRECTV) will develop the Provo Receivers and the next generation software for the DIRECTV-TiVo combination receivers (as accepted by DIRECTV upon successful completion of Final Acceptance Testing, the "Version [*]Software") to be available for Manufacturing Release no later than[*]. In addition, TiVo will develop Version [*]Software for download to the Reno Receiver pursuant to the development schedule set forth in Exhibit A (Development Schedule and Specifications).

          (a) Provo Receiver. DIRECTV hereby grants to TiVo under all rights held or sublicensable by DIRECTV the right to use, reproduce, perform, display, and create derivative works of the DIRECTV Technology as required in the performance of TiVo's obligations under this Agreement, provided that, the DIRECTV Technology shall be deemed Confidential Information of DIRECTV and other than the foregoing license, no other license, right, or interest is granted to TiVo under this Section 2.1(a) by implication, estoppel, or otherwise, for any other purpose and DIRECTV retains all worldwide intellectual property rights in and to the DIRECTV Technology. Notwithstanding the date of Manufacturing Release specified above in Section 2.1, if Manufacturing Release for the Provo Receiver (with Version[*] Software) [*]therein and [*]is directly [*]to any [*]by [*]such Manufacturing Release shall [*]on a [*]for[*], [*]that there will be [*]to the [*]is directly [*]to any [*]by [*]in[*]. TiVo and DIRECTV have established a mutually agreed development schedule (the "Development Schedule") that sets forth the various milestone deliverables, dates and payment obligations associated with the Provo Receiver and Version [*]Software, which is attached hereto as Exhibit A (Development Schedule and Specifications). The Provo Receiver and Version [*] Software shall be accepted at the successful completion of the Final Acceptance Testing and after TiVo has been notified of such by DIRECTV.

          (b) Version [*]Software Upgrade for the Reno Receiver. Concurrent with the development and production of the Provo Receiver, TiVo shall develop the Version [*]Software for the existing Reno Receivers that will enable the Reno Receivers to have the features, functionality, performance and user interface defined in the DIRECTV Technology and Exhibit A (Development Schedule and Specifications), in accordance with the Schedule set forth in Exhibit A. The Version [*]Software upgrade will be deployed via telco download to the Reno Receivers and will occur simultaneous with or shortly following the Manufacturing Release of the Provo Receivers, all in accordance with the Development Schedule attached as Exhibit A.

          (c) Provo Finished Goods Pricing. Notwithstanding DIRECTV's rights as set forth in Section 4.7 (Provo Receiver Manufacturing), TiVo shall provide to DIRECTV a Provo Receiver Finished Goods Price [*]As used herein, the "Finished Goods Price" shall include the price for the completed receiver (built by a contract manufacturer), any packaging, remote control, cables, connectors, manuals, diagrams, and user instructions, as specified in Exhibit E (Hardware Description), when the components reflected in the Finished Goods Price

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the Securities and Exchange Commission. Confidential treatment has been
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                                       4
are purchased on competitive terms, conditions, and pricing. In the event the Finished Goods Price [*]TiVo shall [*]and [*]and [*]of the [*]of the Provo Receiver during the first [*]from the date of Manufacturing Release of the Provo Receiver (with Version [*]Software); provided that [*], the DVR/PVR Service Subscriber fees to be paid by DIRECTV to TiVo pursuant to the Provo Receiver fees provision in Section 3.4 (Reno Receiver and Provo Receiver Fees)[*]. Notwithstanding DIRECTV's rights[*], TiVo shall not be responsible for any increase in the Finished Goods Price [*]in this Section 2.1(c) and Exhibit E.
                                                --------------
[*]pursuant to this Section 2.1(c) shall be [*]at the same time and under the same conditions as the corresponding [*]DIRECTV to the respective [*], provided that DIRECTV will give TiVo prompt notice [*]determining them.

          (d) Parts List. No later than[*], TiVo shall provide a preliminary parts list to DIRECTV for the Provo Receiver. TiVo will provide any changes to the preliminary by[*]. In the event that TiVo [*]the parts list and changes, [*]and [*]results in a [*](assuming commercially reasonable efforts by DIRECTV and/or authorized manufacturers to [*]any [*]), TiVo will [*]of[*], for actual [*]not to [*].

     2.2 DIRECTV Subscriber Commitment. [*]from the date of Manufacturing Release of the Provo Receiver (with Version [*]Software), DIRECTV commits to having [*]DVR/PVR Service Subscribers for the Provo Receivers, Two-Chip Receivers, and Reno Receivers sold after the Manufacturing Release of the Provo Receiver (with Version [*]Software). For avoidance of doubt, such minimum specifically excludes DVR/PVR Service Subscribers solely for the Reno Receiver activated prior to the Manufacturing Release of the Provo Receiver, or DIRECTV Service subscribers using solely a Stand Alone Receiver.

          (a) If DIRECTV does not have a minimum of [*]such DVR/PVR Service Subscribers at the end of such [*]period, and DIRECTV has not exercised its option to the Technology License Agreement pursuant to Section 4.6 (Technology License), then, commencing on the first month after such [*]year period, DIRECTV shall pay to TiVo the DVR/PVR Service Fee set forth in Exhibit B - Schedule 3 on any shortfall in the number of DVR/PVR Service Subscribers until such time as DIRECTV has paid a total of [*]in shortfall payments or there exists a total of [*]DVR/PVR Service Subscribers. The parties acknowledge and agree that the "shortfall" in subscribers shall decrease as DIRECTV adds additional DVR/PVR Service Subscribers.

          (b) If DIRECTV has exercised its option to the Technology License Agreement and the number of receivers licensed thereunder is less than [*]at the end of such [*]period, DIRECTV shall pay to TiVo a one-time fee of [*]per receiver for any shortfall in the number of licensed receivers and such payment shall be made within [*]days of the [*]of the Manufacturing Release date for the Provo Receiver (with Version [*]Software). If DIRECTV has exercised its Technology License option and paid the [*]per receiver shortfall in number of licensed receivers, TiVo shall credit DIRECTV's account for such payment and DIRECTV may use such credit to offset per-receiver royalties due and payable to TiVo under the Technology License Agreement.

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the Securities and Exchange Commission. Confidential treatment has been
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                                       5

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     2.3  Version [*]Software Development and Deployment. TiVo and DIRECTV shall collaborate on the modification and enhancement of the Version [*]Software and the definition of the interface between the DIRECTV broadcast and back-haul infrastructure and the Provo and Reno Receivers as set forth below.

          (a) Interface Specifications. Upon execution of this Agreement, TiVo and DIRECTV shall collaborate jointly to develop the data broadcast interface specifications, including the network and client interfaces (as finalized by DIRECTV in its sole discretion, the "Interface Specifications"), for the data broadcast systems, satellite up-link, and back-haul server infrastructure to be used in conjunction with and in support of the Provo Receiver, the Reno Receiver, Two-Chip Receiver, and the DVR/PVR Functionality. TiVo shall identify all network operations required to maintain service for the Reno Receivers, Provo Receivers and Two-Chip Receivers. The Interface Specifications will provide that the push data functionality associated with the Provo Receivers, Reno Receivers, and Two-Chip Receivers shall have a satellite broadcast architecture while the back-haul data functionality shall have a telco-based server and network architecture.

          (b) Version [*]Software. TiVo shall develop the version [*]software (as accepted by DIRECTV upon successful completion of Final Acceptance Testing, the "Version [*]Software") for deployment to the Reno Receivers, Provo Receivers, and Two-Chip Receivers. The Version [*]Software shall enable the features and functionality in the Provo Receiver, Reno Receivers, and Two-Chip Receiver in accordance with the DIRECTV Technology, the Interface Specifications, and Exhibit A.

          (c) Deliverables and Download of Version [*]Software. TiVo shall deliver to DIRECTV the Version [*]Software that is compliant with the Interface Specifications, DIRECTV Technology and Exhibit A, for Manufacturing Release no later than [*](as such date may be adjusted based on adjustments to the Manufacturing Release for the Provo Receiver pursuant to Section 2.1(a)).
                                                         --------------
Notwithstanding the foregoing, if the [*]Manufacturing Release [*]and [*]is directly [*]to any [*]by [*]for Manufacturing Release of the Version [*]Software shall [*]on a [*]for [*]there will be [*]to the [*]is directly [*]to any [*]by [*]in[*]. The Version [*]Software shall be accepted at the successful completion of the Final Acceptance Testing and after TiVo has been notified of such by DIRECTV. TiVo and DIRECTV shall download the Version [*] Software to the Provo and Reno Receivers via the currently utilized telco network and system.

          (d) Transition to DIRECTV Infrastructure. Following the Version [*]Software download to the Provo, Reno, and (if applicable) Two-Chip Receivers, DIRECTV may, at its discretion, convert the Provo, Reno and (if applicable) Two-Chip Receivers to utilize the DIRECTV satellite-based push network for all push content and data. At DIRECTV's discretion, DIRECTV may also convert the Provo, Reno and Two-Chip Receivers to utilize the DIRECTV telco-based back-haul network for the back-haul of all or selected data. DIRECTV and TiVo shall collaborate to ensure such a transition to the DIRECTV infrastructure is orderly. Following the Version [*]Software download, DIRECTV shall have sole discretion and authority

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                                       6
to provision and operate the DVR/PVR Functionality (including the ability to contract out such provisioning and operation to TiVo and/or any other party) on all DIRECTV-TiVo combination receivers, including the Reno, Provo and Two-Chip Receivers. TiVo will continue to have sole responsibility and authority for any Stand Alone Receivers.

          (e) Server Services. Until DIRECTV elects to make the conversion set forth in subsection (d) above, TiVo shall continue to provide the server support to enable the DVR/PVR Functionality in substantially the same manner as they are provided as of the Effective Date or as otherwise mutually agreed to by the parties ("Server Services"). In the event TiVo wishes to discontinue providing the Server Services or is otherwise unable to provide such services, TiVo shall so notify DIRECTV and shall work with DIRECTV to develop and execute an orderly transition of the Server Services to DIRECTV, and shall provide DIRECTV with such materials and rights that are necessary to enable DIRECTV to provide the Server Services (the "Server Services Materials").

     2.4 Corrections. Notwithstanding the foregoing, if at any time during the term of this Agreement DIRECTV or TiVo determines (i) that there is a defect in the Provo Receiver design as provided by TiVo or the Two Chip Receiver design as provided by TiVo; or (ii) that the Provo Receiver design as provided by TiVo, the Two Chip Receiver design as provided by TiVo, or the TiVo Software as provided by TiVo does not comply with the DIRECTV Technology, Exhibit A, or the Interface Specifications (as applicable), TiVo has an obligation to promptly correct such defect or non-compliance. DIRECTV shall promptly notify TiVo of any such defect or non-compliance and shall provide TiVo with sufficient supporting information and materials reasonably requested by TiVo to verify, diagnose and correct the reported defect or non-compliance. In the event of a dispute regarding whether there is a defect or non-compliance, or the failure by TiVo to promptly perform such correction, DIRECTV and TiVo shall immediately communicate such dispute to the appropriate business/project manager when such party becomes aware of the dispute. If such dispute cannot be mutually resolved by such business/project managers within five (5) business days, then such dispute shall be immediately referred to the senior management of each party for discussion and attempted resolution. Further, the parties agree to collaborate on a remedy of such defect as promptly as commercially reasonable, but not more than ten
(10) business days from the time senior management begin discussions. The foregoing represents DIRECTV's sole and exclusive remedy for any defect or non-compliance in the designs or TiVo Software provided hereunder; provided, that in the event TiVo materially breaches its obligations to correct such defect or non-compliance, DIRECTV shall be entitled to exercise any and all legal and equitable remedies available in accordance with the terms of this Agreement, including, but not limited to, release of the deliverables from the Software Escrow Account, as provided pursuant to Article XI (Network Operation
                                                 ----------
Continuity). For five (5) years following the end of the term of this Agreement, upon DIRECTV's request, TiVo agrees to provide the services set forth in this
Section 2.4 at commercially reasonable rates and subject to reasonable terms and
-----------
conditions consistent with those set forth herein.

     2.5 Two-Chip Option. At DIRECTV's request, TiVo shall develop the Two-Chip Receiver, for Manufacturing Release no later than[*]. Any such DIRECTV request shall be

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                                       7

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made in writing and provided to TiVo on or before[*]. Upon receipt of such notice, DIRECTV and TiVo shall mutually agree on the development schedule for porting of the Version [*]Software with respect to such Two-Chip Receiver (including, without limitation, adjustments to the [*]Manufacturing Release date) and setting forth the various milestone deliverables, dates, and payment obligations associated with such porting and consistent with the fees and payments set forth in Section 3.6 (Technology Development Payments).
                      -----------

     2.6 Branding. At the time of delivery by TiVo for Manufacturing Release and until such time as DIRECTV exercises the option contained in the Technology License Agreement, the Version [*]Software, Version [*]Software, Provo Receiver and Two-Chip Receiver shall comply with the TiVo OEM Branding Guidelines set forth in Exhibit H and the DIRECTV Trademark and Style Guide set forth in Exhibit M. In the event Exhibit H and the Exhibit M conflict, Exhibit M shall supersede.

     2.7 Wink Option. Within [*]days of the Effective Date, TiVo shall provide to DIRECTV a good faith estimate of the additional costs and schedule impact to include the Wink functionality in the Version [*]Software.

                                  ARTICLE III.
                        BUY DOWN AND PAYMENT OBLIGATIONS

     3.1 Reno Receiver Buy-Down during First Period. To encourage the continued retail sales of the Reno Receivers from the date of this Agreement through [*](the "First Period"), TiVo and DIRECTV shall continue to make buy-down payments (the "Reno Buy-Down Amount") as set forth in the Letter Agreement dated September 28, 2001, as amended on January 7, 2002 (as amended, the "Buy Down Letter Agreement").

     3.2 Reno Receiver Buy-Down during Second Period. For the period beginning on [*]through [*](the "Second Period"), TiVo shall no longer be obligated to pay any portion of the Reno Buy-Down Amount and the DIRECTV portion of the "Revenue Share" (defined as the percentage of the fee charged by DIRECTV to subscribers for access to the DVR/PVR Service) from the Reno Receiver sold during the Second Period shall be [*](and TiVo portion shall be[*]) as set forth in Exhibit B -
Schedule 3 attached hereto; provided, that DIRECTV continues to make Reno Buy-Down Amount payments of a minimum of [*]per Reno Receiver sold to end users, consistent with DIRECTV's current practices regarding retailer chargebacks. DIRECTV shall continue to account for and remit TiVo's [*]portion of the Revenue Share in accordance with the administrative procedures set forth in the (i) Original Marketing Agreement, and (ii) the Buy Down Letter Agreement; provided,
                                                                      --------
however, that in the event TiVo fails the "Liquidity Test" (as defined in
-------
Exhibit F), then beginning on the date of such failure and continuing thereafter, TiVo's [*] portion of the Revenue Share from all Reno Receivers sold during the Second Period that activate the "TiVo Lifetime Service Subscription" shall [*]to a [*](the [*]to [*]any TiVo Subsidy Payments (defined in Section 3.3 (Reno Receiver Subsidy to DIRECTV subsequent to Second Period)) that are incurred subsequent to[*]. In the event the Manufacturing Release for the Provo Receiver (with Version [*]Software) does not occur on or

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prior to [*] (as [*] date may be adjusted pursuant to Section 2.1(a) (Provo
                                                      --------------
Receiver)), the foregoing arrangements shall remain in effect until [*] Manufacturing Release. If such Manufacturing Release occurs on or prior to [*](as such date may be adjusted pursuant to Section 2.1(a)), then commensurate
                                             ---------------
with such Manufacturing Release, DIRECTV shall [*]to [*]any [*](including[*]). If such Manufacturing Release occurs after [*](as such date may be adjusted pursuant to Section 2.1(a)), DIRECTV shall [*]any [*](including[*]) remaining
            --------------
[*]to TiVo (following payment of all TiVo Subsidy Payments due or payable by TiVo pursuant to Section 3.3) at the conclusion of any necessary accounting,
                 -----------
invoice and reconciliation period which the Parties anticipate may take up to (but shall not exceed) six (6) months following[*].

     3.3 Reno Receiver Subsidy to DIRECTV subsequent to Second Period. In the event that the Manufacturing Release of the Provo Receiver (with Version [*]Software) has not occurred on or prior to [*] (as such date may be adjusted pursuant to Section 2.1(a) (Provo Receiver)), TiVo shall be obligated to pay a
            --------------
subsidy payment to DIRECTV (the "TiVo Subsidy Payment") as set forth in Exhibit B -- Schedule 1 attached hereto and fees payable to TiVo shall increase as set forth in Exhibit B - Schedule 3. The parties acknowledge and agree that the sole purpose of [*]described in Section 3.2 (Reno Receiver Buy-Down during Second
                           -----------
Period) is to [*](a) such TiVo Subsidy Payments that may be incurred after[*], and (b) [*]of any [*]in the[*], as provided in Section 2.1(c), and any such required payments shall first be paid [*]([*]) prior to TiVo making such payments.

     3.4 Reno, Provo and Two-Chip Receiver Fees. For all Reno Receivers, Provo Receivers and Two-Chip Receivers, DIRECTV shall pay to TiVo the DVR/PVR Service Fee in accordance with the fee payment arrangements set forth in Exhibit B --
Schedule 3 attached hereto for a DVR/PVR Service Subscriber. Except as otherwise provided for herein, DIRECTV's obligation to pay the DVR/PVR Service Fee payments shall terminate upon the expiration or termination of this Agreement (except with respect to amounts earned and accrued, but not yet paid, as of such date for receivers then activated).

          (a) Beginning on the Effective Date and then within thirty (30) days following the end of each calendar month, and within thirty (30) days after termination of this Agreement for any reason, DIRECTV shall submit to TiVo a reconciliation report detailing, for the report period: (i) the number of Reno Receivers and Provo Receivers activated by DIRECTV, as applicable; (ii) the number of DVR/PVR Service Subscribers using Reno Receivers; (iii) the number of DVR/PVR Service Subscribers using Provo Receiver or Two-Chip Receiver; (iv) the total amount to be remitted to TiVo; (v) any TiVo Subsidy Payments currently due and payable by TiVo to DIRECTV; and (vi) such other information as may be reasonably requested by TiVo to verify the amount remitted by DIRECTV or owed by TiVo. With such report, DIRECTV shall remit to TiVo all amounts due to TiVo with deduction or set off for amounts (if any) that are currently due and payable to DIRECTV from TiVo pursuant to this Agreement.

          (b) The DVR/PVR Subscriber Fee set forth in Schedule 3 of Exhibit B shall be payable by DIRECTV per DVR/PVR Service Subscriber account, regardless of the total number of receivers associated with such subscriber account or the mix of Reno Receiver(s)

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and/or Provo Receiver(s) used by such subscriber account. In the event the
DVR/PVR Service Subscriber has a Reno Receiver(s) that TiVo contributed to the Buy Down Amount or paid a Subsidy to DIRECTV as set forth in Schedule 3 of Exhibit B (regardless of whether the subscriber account has any additional Provo Receiver(s) or Reno Receiver(s)), DIRECTV shall pay the higher applicable DVR/PVR Subscriber Fee set forth in Schedule 3 of Exhibit B to TiVo; provided, however, if the last Reno Receiver in which TiVo contributed to the Buy Down Amount or paid a Subsidy to DIRECTV as set forth in Schedule 3 of Exhibit B, ceases to be an active and operational receiver attributable to the subscriber account for any reason whatsoever (including without limitation destruction, malfunction or expiration of the receiver, or subscriber termination), DIRECTV shall be entitled to pay the lower applicable DVR/PVR Subscriber Fee set forth
Schedule 3 of Exhibit B.

          (c) For subscriber accounts with a Reno Receiver who paid a Lifetime TiVo Service Subscription prior to the Manufacturing Release of the Provo Receiver (with Version [*]Software) (regardless of whether TiVo contributed to the Buy Down Amount), no additional payments of DVR/PVR Subscriber Fees shall be required from DIRECTV to TiVo.

     3.5 Provo Receiver Buy Down. TiVo shall have no "buy-down" or subsidy payment obligations for the Provo Receivers, Two-Chip Receivers or any subsequent receivers.

     3.6 Technology Development Payments. In consideration of TiVo's development of the Provo Receivers, the Version [*]Software, and the Version [*]Software, DIRECTV shall pay to TiVo a technology development fee in the aggregate amount of [*](the "Technology Development Fee"), of which [*]shall be payable within [*]days of the date of this Agreement and the remainder shall be payable in accordance with the Development Schedule attached hereto as Exhibit A, which shall include the remaining milestone payment amounts, the milestone payment dates and the milestone deliverables. If DIRECTV elects to exercise its option for a Two-Chip Receiver set forth in Section 2.5 (Two-Chip Option), DIRECTV
                                     -----------
shall pay to TiVo an additional technology development fee in the amount of [*](the "Additional Development Fee"), of which [*] shall be payable within [*]days of the date of DIRECTV's written two-chip option exercise notice and the remainder shall be payable in accordance with the milestone payments specified in a Two-Chip Receiver development schedule to be mutually agreed to by the parties. DIRECTV agrees that the Technology Development Fee and the Additional Development Fee (if applicable) shall be paid without offset or deduction against any amounts owing by TiVo pursuant to this Agreement.

     3.7 Incremental Interface Costs. TiVo will assess the Interface Specifications and, within [*]days of DIRECTV finalizing the Interface Specifications pursuant to Section 2.3(a), will provide to DIRECTV a reasonable
                           --------------
and good faith estimate of any Development Schedule modifications or any costs incremental to the Technology Development Fee (collectively, the "Incremental Interface Costs") related to compliance with such Interface Specifications. The Incremental Interface Costs will provide a cost quote which includes a detailed estimate of the incremental "man-hours" associated with each component of Interface Specifications, with such man-hours to be calculated at a labor rate of [*]per hour. The Incremental Interface Costs will be

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paid in accordance with milestones to be agreed upon by the parties. If no such agreement on the Incremental Interface Costs is reached by the Manufacturing Release of the Provo Receiver, DIRECTV shall have the right, immediately upon written notice to TiVo, to terminate any remaining development obligations of TiVo regarding the Version [*] Software pursuant to this Agreement (including, if exercised, porting to the Two-Chip Receiver pursuant to Section 2.5);
                                                           ------------
provided that DIRECTV shall pay to TiVo all milestone payments for milestone deliverables provided by TiVo prior to the date of such written notice.

     3.8 Technology Development[*]. Beginning from the time the Provo Receiver (with Version [*]Software) enters alpha testing (as described in the Development Schedule) and continuing until the earlier of (i) [*]after Manufacturing Release of the Provo Receiver (with Version [*] Software), or (ii) the [*]of any [*]with [*]resulting in the sale, merger, or acquisition of all or substantially all of DIRECTV's assets[*], if [*]enters into an agreement with [*]in the [*]to provide such entity with [*]related to a [*]which [*]of the [*]with[*], [*]shall [*]to [*]a [*]equal to [*]of any [*]and [*]paid by [*]to[*]. Such [*]shall be [*]to [*]in equal [*]over a [*]on the [*]such other [*]makes the [*]commercially available to consumers. Notwithstanding any of the foregoing, [*]shall have no obligation to [*]any [*]if [*]are restricted to [*]the "TiVo Application" (as defined in Exhibit G)[*].

     3.9 Accounting and Reconciliation. For at least eighteen (18) months from the date of their creation, DIRECTV shall maintain complete, current, and accurate records of activation, billing, Subscriber payments, and other accounting records arising from the Reno Receivers, Provo Receivers and Two-Chip Receivers and all amounts to be paid to TiVo hereunder. DIRECTV shall remit the corresponding amounts to TiVo in accordance with Section 3.4 (Reno Receiver and
                                                 -----------
Provo Receiver Fees). In conjunction with such accounting, DIRECTV shall provide TiVo with the necessary reconciliation or back office support regarding the number of Reno Receivers, Provo Receivers and Two-Chip Receivers subject to payment to TiVo.

     3.10 TiVo Audit Rights. No more than once every year during the Term and for one year thereafter, TiVo or its designee (which designee shall be subject to approval by DIRECTV and appropriate confidentiality requirements) shall have the right upon twenty (20) days' notice and during regular business hours at DIRECTV's regular locations for maintenance of such records, to conduct an audit of such records maintained pursuant to Section 3.9 (Accounting and
                                       -----------
Reconciliation), to verify compliance with the Agreement. If any such audit should disclose any underpayments of royalties or other fees, DIRECTV shall promptly pay to TiVo such underpaid amount, together with interest as provided for in Section 3.12. If any such audit should disclose any overpayments of royalties or other fees, DIRECTV shall have the right to offset any such amounts against future amounts payable by DIRECTV hereunder; provided that if the overpayment exceeds five percent (5%) in any calendar quarter, such offset shall be reduced by one-half of the reasonable costs and expenses incurred by TiVo in connection with such audit. The audit will be conducted at TiVo's expense, except as otherwise provided above and unless the audit reveals that DIRECTV has underpaid TiVo by five percent (5%) or more in any calendar quarter, in which case DIRECTV will reimburse TiVo for all reasonable costs and expenses incurred by TiVo in connection with such audit.

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     3.11 Dispute Resolution. In the event of an accounting dispute arising from this Agreement, including the Buy-Down Amount and the accounting records, including but not limited to (i) the amount of the Buy-Down Amount, (ii) the dollar amounts due to DIRECTV from TiVo, (iii) the number of applicable Subscribers, and (iv) the fees payable in accordance with this Agreement, DIRECTV and TiVo agree to communicate such dispute to the appropriate business/project manager within ten (10) business days of the date such party becomes aware of the discrepancy. If any such dispute cannot be mutually resolved by such business/project managers within ten (10) business days, then such dispute shall be immediately referred to the senior management of each party for discussion and attempted resolution. Further, the parties agree to collaborate on a remedy of such a dispute as promptly as commercially reasonable or not more than ten (10) business days from the time senior management begin discussions. In the event the dispute is not resolved within such time period, the parties shall be entitled to exercise any and all legal and equitable remedies available in accordance with the terms of this Agreement, including but not limited to, binding arbitration in accordance with the terms set forth in the Original Marketing Agreement.

     3.12 Interest on Late Payments. Interest on late payments shall accrue at a rate of 18% per annum or the highest rate allowed by law, during such period which such amount became due until finally paid.

     3.13 Commercial Accounts. The parties acknowledge that the fees and royalties under this Article III do not cover use of the Reno Receivers, Provo Receivers, and Two-Chip Receivers in commercial establishments. In the event that DIRECTV desires to use such receivers in such establishments, TiVo and DIRECTV shall negotiate in good faith on the appropriate terms, fees and/or royalties.

                                   ARTICLE IV.
                               OTHER RELATIONSHIPS

     4.1 DVR/PVR Service Pricing and Customer Relationship. Following the Effective Date, TiVo shall [*]the price of the TiVo Services to any current or future DIRECTV-TiVo combination receiver end users, from [*] prices in effect[*]. Following the Manufacturing Release of the Provo Receiver (with Version [*]Software), DIRECTV in its sole discretion shall determine the pricing and packaging of all services available (including any component of DVR/PVR Functionality) on all Provo Receivers. Then, following the download of Version [*]Software to the existing Reno Receivers, the parties shall transition current TiVo Service subscribers to DIRECTV in accordance with the terms and conditions of the TiVo Service Agreement and Privacy Policy attached hereto as Exhibit O (the "TiVo Service Agreement" and the "Privacy Policy" respectively) effective as of a mutually agreed upon date (the "Transition Date"). Until the Transition Date, TiVo will not change the Service Agreement or the Privacy Policy without DIRECTV's approval which will not be unreasonably withheld. After the Transition Date, DIRECTV in its sole discretion shall determine the pricing and packaging of all services available (including any component of DVR/PVR Functionality) on, and the right to control and operate, all DIRECTV-TiVo combination receivers (including the Reno Receivers,

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

Provo Receivers and Two-Chip Receivers). In addition, after the Transition Date, all customers of the DIRECTV Service with access to DVR/PVR Functionality delivered by a Reno Receiver and/or Provo Receiver and/or Two-Chip Receiver will be accounted for and billed by DIRECTV, and subject to Section 4.2 below, DIRECTV shall provide customer service to such customers, including service activation (excluding for those Reno Receivers that have not received the software upgrade(s)), customer account inquiries, and basic technical/troubleshooting support. Notwithstanding any of the foregoing, current subscribers accessing the TiVo Service on a Reno Receiver shall be provided a minimum of [*]days' advance notice of the end of the TiVo Service subscriber agreement and beginning of the applicable DIRECTV agreement, in accordance with the terms and conditions of the TiVo Service Agreement and Privacy Policy. DIRECTV and TiVo shall cooperate to transition subscribers accessing the TiVo Service on a Reno Receiver to DIRECTV including, without limitation, in subscriber communications regarding the transition of all such subscriber agreements to DIRECTV. Following the Transition Date, DIRECTV shall assume sole responsibility for administering the applicable subscriber agreements. For all such subscribers who have "TiVo Lifetime Service Subscriptions", DIRECTV shall continue to honor such agreements. Further, following the Manufacturing Release of Version [*]Software, to the extent that any claim arises from such agreements for liabilities incurred after the assignment thereof, DIRECTV shall indemnify and hold TiVo harmless from such claim in accordance with the terms and conditions in Article VII.

     4.2 TiVo Customer Support.

          (a) Until the Manufacturing Release of the Version [*]Software, TiVo shall continue to provide reasonable customer support solely of customer calls regarding technical problems that could not be addressed by DIRECTV and are, therefore, escalated to TiVo by DIRECTV. Such support shall be in the form of technical/troubleshooting support and technical questions related to the DVR/PVR Functionality. The parties will agree as to the process by which TiVo will have access to customer information necessary for TiVo to perform its obligations under this Section 4.2(a). DIRECTV shall provide training for its customer
           -------------
service representatives in an amount to be proposed by DIRECTV and approved by TiVo (which approval shall not be unreasonably withheld), and TiVo shall provide reasonable assistance for such training. The parties shall meet on a monthly basis to review i) the number of service calls escalated from DIRECTV to TiVo during the given 1-month review period, and ii) the percentage of such escalated calls answered by TiVo within [*]minutes. If (a) the total call volume escalated from DIRECTV to TiVo exceeds (1) [*]calls per the total number of DVR/PVR Service Subscribers per month during the period from [*]to [*]following download of Version [*]Software to Reno Receivers ("Reno [*] Upgrade Date") or (2) [*] calls per the total number of DVR/PVR Service Subscribers per month during the period from the Reno [*] Upgrade Date to the date of the Manufacturing Release of the Version [*] Software, and/or (b) the percentage of such escalated calls answered by TiVo within [*]minutes drops below [*] then either party shall be entitled to provide notice to the other for the parties to undertake the "Support Resolution Process". The Support Resolution Process shall entail a meeting or conference call, within 10 business days of notice, by representatives of each party, for the purpose of reviewing the reasons for such call volume or response times and possible solutions.

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After such initial meeting, the parties shall continue to work together in good faith with the goal of devising and implementing such commercially reasonable steps as are necessary to return to an acceptable call volume for service calls escalated to TiVo.

          (b) After Manufacturing Release of the Version [*] Software, TiVo shall have no obligation to provide any customer support whether to customers or to DIRECTV.

     4.3 Intentionally Omitted.

     4.4 Customer Data Usage. In connection with the transition of TiVo Service subscribers to DIRECTV pursuant to Section 4.1, TiVo shall provide to DIRECTV such customer data related to such TiVo Service subscribers as is needed by DIRECTV to support and answer customer questions and otherwise provide service regarding such subscriber accounts. Following the Transition Date, DIRECTV shall have sole ownership and control of all future customer data received, derived or otherwise collected from the Reno Receiver, Provo Receiver or Two-Chip Receiver. Except as set forth in the Services Agreement, DIRECTV shall have the sole discretion and control over which type of customer data (if any) is collected by DIRECTV or by TiVo from the Reno, Provo or Two-Chip Receiver. Except as otherwise permitted in the Services Agreement defined in Section 4.5, TiVo shall
                                                         -----------
not be entitled to extract, receive, derive or otherwise collect any data from the Reno, Provo or Two-Chip Receiver without the express written consent of DIRECTV and any customer data shall be deemed the confidential information of DIRECTV and subject to DIRECTV's privacy policies.

     4.5 TiVo Value-Added Services Agreement. Except as provided for herein or otherwise allowed by the Services Agreement entered into between the parties dated as of the same date as this Agreement (the "Services Agreement"), TiVo shall require the written consent of DIRECTV to distribute any content or other data to the Reno, Provo or Two-Chip Receiver, or any other DIRECTV-TiVo combination receiver.

     4.6 Technology License. DIRECTV may, at its option, elect to enter into a technology license agreement with TiVo in the form attached hereto as Exhibit J (the "Technology License Agreement"). DIRECTV shall exercise its option by providing TiVo with written notice of DIRECTV's election to exercise such option. Upon such notice, the parties shall execute the Technology License Agreement and DIRECTV shall pay to TiVo the applicable license fee set forth in
Section 6.1 of the Technology License Agreement. In connection therewith, TiVo shall [*]of any [*]by [*]following the Effective Date with other [*]receiving a [*]to the [*]on [*]and [*]set forth herein, which [*]contains [*]and [*]which, [*]in the[*], are [*]the [*](as defined in the Technology License Agreement) and [*](as defined in the Technology License Agreement), other than [*]in connection with [*]or any [*]or any [*]to the Effective Date (the "[*]"), and shall [*](subject to [*]) the [*]of such [*]and shall [*]with such [*]any [*]which [*]to be made to [*]in order to [*]to or [*]the[*].

     4.7 Provo Receiver Manufacturing. DIRECTV shall have the sole discretion to select the authorized manufacturer(s) of the Provo Receiver and Two-Chip Receiver and shall

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

determine the terms and conditions for such manufacture of the Provo Receiver and Two-Chip Receiver. TiVo shall provide reasonable assistance to DIRECTV's manufacturers of the Provo Receivers as further described in, and in accordance with the fee schedule set forth in, Exhibit D (TiVo Manufacturing Assistance).

     4.8  Manufacturing and Distribution License.

          (a) Subject to the terms and conditions of this Agreement, TiVo grants to DIRECTV, under all of TiVo's present and future rights in the TiVo Technology, a non-transferable (except as set forth in Section 12.4),
                                                       -------------
non-exclusive license to: (i) make and have made the Provo Receiver and Two-Chip Receiver (with TiVo Software solely in object code form); (ii) make and have made improvements to the Provo Receivers and Two-Chip Receivers (herein, a "Receiver Improvement"), but not the TiVo Software; (iii) use, maintain, display, and perform, Reno Receivers, Provo Receivers and Two-Chip Receivers in the Territory; (iv) distribute (e.g., offer to sell, sell, offer to lease, lease or otherwise transfer) and import Provo Receivers and Two-Chip Receivers in the Territory; (v) distribute the TiVo Software (solely in object code form) with, or download to, Provo Receivers, Reno Receivers, and Two-Chip Receivers; (vi) sublicense to DIRECTV Service subscribers who have access to the DVR/PVR Functionality the right to use, display and perform the TiVo Technology as incorporated in (or downloaded to) Provo Receivers, Reno Receivers and/or the Two-Chip Receivers pursuant to a license agreement containing terms no less restrictive than set forth in Exhibit K (it being understood that in no event shall DIRECTV be deemed to be in violation of the grant contained in this
Section 4.8 if despite its providing the end user license agreement to end users
-----------
and using commercially reasonable efforts to enforce the terms thereof, users are found to be in violation of such end user license agreement); and (vii) distribute the Provo Receiver and Two Chip Receiver manufacturing packages including any Receiver Improvements and TiVo Software (solely in object code form) to manufacturers of the Provo Receiver or the Two-Chip Receiver and sublicense to such manufacturers the rights set forth in (i), (ii), (iii), (iv),
(v) or (vi) above, pursuant to a manufacturing sublicense agreement containing the minimum terms and conditions set forth in Exhibit L.

          (b) DIRECTV acknowledges and agrees that the TiVo Technology, Provo Receiver, Two-Chip Receiver, and the TiVo Software contain valuable trade secrets of TiVo, and DIRECTV shall not, and shall not provide permission to any third party, to: (a) translate, reverse engineer, decompile, disassemble, or attempt to derive the source code of any TiVo Software; (b) except as otherwise expressly provided for herein and subject to Section 2.6, modify or create any
                                             -----------
improvements to the TiVo Software, provided that DIRECTV may modify the look and feel generated by the TiVo Software to the extent such look and feel is modifiable without modification of the source code; (c) sublicense, rent, lease, loan, timeshare, sell, distribute, assign or transfer any rights in, grant a security interest in, or transfer possession of any TiVo Technology or TiVo Software, except as otherwise expressly provided for herein; or (d) obfuscate, alter or remove any of TiVo's copyright or other proprietary rights notices or legends appearing on or in the Provo or Two-Chip Receiver documentation or TiVo Software, and all such markings shall be included on or in all copies of any portion of the documentation and TiVo Software made by DIRECTV.

          (c) DIRECTV acknowledges that the Reno Receivers, Provo Receivers, and Two-Chip Receivers, TiVo Technology, and the TiVo Software may incorporate, reference or require the use of certain Third Party Technology and that licenses granted pursuant to this Section 4.8 specifically exclude any license rights in
                         -----------
or to such Third Party Technology. DIRECTV acknowledges that TiVo shall not be responsible for obtaining any license rights in the Third Party Technology. TiVo will notify DIRECTV of any proposed revisions to Exhibit C (Third Party Technology), which revisions shall require DIRECTV's consent (which consent shall not be unreasonably withheld or delayed, it being understood that withholding by DIRECTV of consent to a revision that [*]of more than a [*]shall not be[*]).

          (d) Other than the license rights granted in Section 4.8(a), no other
                                                       --------------
license, right, or interest is granted to DIRECTV by implication, estoppel, or otherwise, for any other purpose and TiVo retains all worldwide intellectual property rights in and to the TiVo Technology, Provo Receiver (excluding the DIRECTV Technology), the Two Chip Receiver (excluding the DIRECTV Technology), the TiVo Software (excluding the DIRECTV Technology), and any other deliverable provided by TiVo hereunder.

     4.9 Infomercial. If the Provo Receiver is commercially available (i.e., generally available for purchase by end users via retail stores) by[*], DIRECTV will, at its own cost, produce an infomercial regarding the Provo Receiver and associated services which will air on the DIRECTV satellite television service, on a continuous 24x7 basis for a period of [*]days between [*]and[*]. DIRECTV will own and retain all right, title and interest in such infomercial (with the exception of such TiVo trademark rights as granted by TiVo in connection therewith).

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF TIVO

TiVo represents and warrants to DIRECTV and agrees that:

     5.1 Organization, Good Standing and Qualification. TiVo is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. TiVo is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

     5.2 Authorization; Binding Obligation. All corporate action on the part of TiVo, its officers, directors and stockholders necessary for the authorization, execution, and delivery of this Agreement has been taken. The performance of all obligations of TiVo hereunder constitute valid and legally binding obligations of TiVo, enforceable against TiVo in accordance with its respective terms.

     5.3 No Consents. The execution and delivery of this Agreement in accordance with the terms thereof and the compliance by TiVo with the provisions hereof or thereof (i) are not and will not be inconsistent with TiVo's Charter or Bylaws,
(ii) do not and will not contravene

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any Laws (as defined below) applicable to TiVo, and (iii) do not and will not contravene any material provision of, or constitute a default under, any indenture, mortgage, contract, license, agreement or other instrument of which TiVo is a party or by which it is bound or requires the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

     5.4 Laws. TiVo has complied and shall comply with any and all Laws regarding TiVo's development of the TiVo Software, the Provo Receiver and Two-Chip Receiver and TiVo's deployment, if applicable, of the TiVo Software and TiVo's other obligations hereunder. As used herein, "Laws" shall mean FCC and all other governmental (whether international, federal, state, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives, and orders.

     5.5 Ability to Perform. TiVo possesses the technical and other knowledge and other abilities required to timely and fully meet its obligations under this Agreement.

     5.6 Warranty Disclaimer. EXCEPT AS SET FORTH IN THIS ARTICLE V, TIVO MAKES NO WARRANTIES AS TO THE PERFORMANCE OF THIS AGREEMENT OR THE DELIVERABLES OR SERVICES TO BE PROVIDED HEREUNDER AND TIVO EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES IMPLIED AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

                                  ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF DIRECTV

DIRECTV represents and warrants to TiVo and agrees that:

     6.1 Organization, Good Standing and Qualification. DIRECTV is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all requisite corporate power and authority to carry on its business as now conducted. DIRECTV is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

     6.2 Authorization; Binding Obligation. All corporate action on the part of DIRECTV, its officers, directors and stockholders necessary for the authorization, execution, and delivery of this Agreement has been taken. The performance of all obligations of DIRECTV hereunder constitute valid and legally binding obligations of DIRECTV, enforceable against DIRECTV in accordance with its respective terms.

     6.3 No Consents. The execution and delivery of this Agreement in accordance with the terms thereof and the compliance by DIRECTV with the provisions hereof or thereof (i) are not and will not be inconsistent with DIRECTV's Charter or Bylaws, (ii) do not and will not contravene any Laws applicable to DIRECTV, and
(iii) do not and will not contravene any material provision of, or constitute a default under, any indenture, mortgage, contract, license, agreement or other instrument of which DIRECTV is a party or by which it is bound or requires the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

     6.4 Laws. DIRECTV has complied and shall comply with any and all Laws regarding DIRECTV's obligations hereunder.

     6.5 Ability to Perform. DIRECTV possesses the technical and other knowledge and other abilities required to timely and fully meet its obligations under this Agreement.

     6.6 Warranty Disclaimer. Except AS SET FORTH IN THIS ARTICLE VI, DIRECTV MAKES NO WARRANTIES AS TO THE PERFORMANCE OF THIS AGREEMENT OR THE DELIVERABLES OR SERVICES TO BE PROVIDED HEREUNDER AND DIRECTV EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES IMPLIED AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

                                  ARTICLE VII.
                                 INDEMNIFICATION

     7.1 Indemnification. Each Party (the "Indemnifying Party"), at its own expense, shall (a) defend, or at its option, settle, any claims, suits, and actions brought by a third party (collectively "Claims") against the other Party and its affiliated companies and their respective employees, officers, agents, attorneys, stockholders and directors, and their respective successors and assigns (the "Indemnified Party(ies)") (i) based on allegations that such Indemnifying Party's Technology [*] in the United States and which allegations relate to [*] the Provo Receiver, Reno Receiver (post Version [*]Software), and Two-Chip Receiver, or (ii) based on allegations that such Indemnifying Party's Product Liability caused [*]; and (b) pay any award, damages, or costs (including, without limitation, reasonable attorneys' fees) finally awarded by a court of competent jurisdiction or agreed on in a settlement of any such Claim; provided that the Indemnified Party: (A) promptly notifies the Indemnifying Party in writing of all such Claims; (B) cooperates reasonably with the Indemnifying Party (at the Indemnifying Party's expense) in defending such Claims; and (C) allows the Indemnifying Party the primary right to control the defense (including the selection of counsel), at the Indemnifying Party's sole option, to settle, all such Claims. For purposes of this Section 7.1, (x) the
                                                         -----------
Indemnifying Party's Technology shall be the DIRECTV Technology if DIRECTV is the Indemnifying Party, and the TiVo Technology if TiVo is the Indemnifying Party; and (y) the Indemnifying Party's [*] shall be the [*] Provo Receiver and Two-Chip Receiver [*] is the Indemnifying Party.

     7.2 Mitigation and Exceptions. If the Indemnifying Party receives written notice of an alleged infringement or believes that a Claim of infringement is likely, the Indemnifying Party may, at is sole option and expense: (i) procure for the Indemnified Party the right to continue to use such Indemnifying Party's Technology at the Indemnifying Party's sole expense; (ii) modify

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the Indemnifying Party's Technology so that it no longer infringes; or (iii)
replace the infringing portion of the Indemnifying Party's Technology with technology that does not infringe, provided, that, in the case of subsections
(ii) and (iii), if TiVo is the Indemnifying Party, the modified and/or replaced technology contains substantially similar functionality and otherwise complies with the requirements of this Agreement, including the DIRECTV Technology, Interface Specifications, and Exhibit A, as applicable (such technology, "Replacement Technology"). The Indemnifying Party shall have no liability to or for any such Claims based on (i) any improvement to the Indemnifying Party's Technology that was not made by the Indemnifying Party; (ii) any use of the Indemnifying Party's Technology in combination with products, services, or technology not required by the Indemnifying Party or not otherwise required to use the Indemnifying Party's Technology in a standalone form (i.e., not in a DIRECTV-TiVo combination receiver), if such infringement would not occur except for such combination; or (iii) any use of the infringing version of the Indemnifying Party's Technology once a non-infringing version of Replacement Technology has been made available to the Indemnified Party.

     7.3 Entire Obligation. The foregoing states the Indemnifying Party's entire liability and the Indemnified Party's sole and exclusive remedy with respect to any infringement of any patents, copyrights or trademarks, or the misappropriation of any trade secrets or other proprietary rights of any third party, whether direct or contributory, and any third party product liability claims, as related to the receivers specified in this Article 7.

     7.4 [*]To[*]. [*]that neither [*] nor [*]shall [*]or the [*]of [*](including[*], the[*]) any [*]of [*]of any [*]owned or controlled by [*]or [*]by any [*]or [*]in the[*], [*], or [*]or [*]utilized by or on behalf of [*]that are in use or deployed as of the Effective Date (including any [*]of those products deployed or in use, and any [*]of all such products), provided [*]is not [*]of any [*]of [*](and [*]and the other [*]have not taken any action that, if taken by[*], would be[*]) which [*]after the proper notice of [*]and within the [*]specified in[*]. It is expressly understood and agreed that [*]the expiration of this Agreement and the termination of this Agreement, except in the case of termination as a result of [*]of[*].

     7.5 [*] To[*]. [*] that neither[*], [*]nor any of the other [*]shall [*]or [*]any [*]of [*]of any [*]or a[*], by any [*]or [*]products, services or [*]or [*]by or on behalf of [*]or [*]that are in use or deployed as of [*](including any [*]of those products deployed or in use, and any [*]of all such products), provided [*]is not [*]of any [*]of [*](and [*]have not taken any action that, [*], would be[*]) which remains [*]after the proper notice of [*]and within the [*]specified in[*]. It is expressly understood and agreed that [*]the expiration of this Agreement and the termination of this Agreement, except in the case of termination as a result of [*]of [*]by[*].

                                  ARTICLE VIII.
                             LIMITATION OF LIABILITY

EXCEPT FOR ANY CLAIMS OR DAMAGES RESULTING FROM A BREACH OF ARTICLE X OR SECTION
                                                            ---------    -------
4.8 OR THE LICENSE GRANTED IN SECTION 2.1(A) OR AN
---                           --------------

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INDEMNIFICATION CLAIM AS SET FORTH IN ARTICLE VII ABOVE, (A) IN NO EVENT SHALL
                                      -----------
EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY (INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, OTHER COMMERCIAL LOSS, OR COST OF PROCUREMENT OF SUBSTITUTE TECHNOLOGY OR SERVICES), WHETHER FORESEEABLE OR NOT AND REGARDLESS OF THE FORM, LEGAL THEORY OR BASIS OF RECOVERY OF ANY SUCH CLAIM AND (B) IN NO EVENT SHALL EITHER PARTY'S CUMULATIVE LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE AGGREGATE AMOUNT OF ALL FEES PAID TO TIVO HEREUNDER.

                                   ARTICLE IX.
                                   TERMINATION

     9.1 Initial Term. The term of this Agreement (the "Term") shall be 5 years from the Effective Date.

     9.2 Termination for Material Default. Either party may terminate this Agreement if the other party materially breaches this Agreement and fails to cure such breach within sixty (60) days after receipt of written notice thereof from the non-breaching party.

     9.3 Termination for Insolvency. Either Party may terminate this Agreement effective immediately upon giving notice to the other Party, (i) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts and such proceeding is not dismissed within sixty (60) days of its being filed;
(ii) upon the other Party making an assignment for the benefit of creditors; or
(iii) upon the other Party's dissolution or liquidation.

     9.4 Termination for Manufacturing Release Delay. DIRECTV shall have the right to terminate this Agreement if the Manufacturing Release of the Provo Receiver (with Version [*]Software) does not occur on or before [*] (as such date may be adjusted on a day-by-day basis for adjustments in the Manufacturing Release date pursuant to Section 2.1(a)). DIRECTV's right to terminate this
                         --------------
Agreement pursuant to this Section 9.4 shall be exercisable by delivery of
                           -----------
written notice to TiVo. In such event, no further payments of Technical Development Fees, Additional Development Fees or Incremental Interface Costs will be due from DIRECTV to TiVo; provided that DIRECTV shall pay to TiVo all milestone payments for milestone deliverables provided by TiVo prior to the date of such written notice; provided that in the event TiVo is in material breach, the foregoing provision and the payment by DIRECTV of amounts pursuant to Sections 3.6 and 3.7 shall not create a presumption one way or the other as to whether such charges are or are not direct damages.

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     9.5  Other.

          (a) Termination or Expiration. In the event this Agreement is terminated for any reason or in the case of expiration of this Agreement, unless otherwise provided for herein, all licenses and payment obligations shall terminate. Notwithstanding the foregoing, subject to DIRECTV's compliance with the terms and conditions of Section 4.8 (including, without limitation, the license restrictions set forth in Section 4.8(b)), for 180 days (the "Grace
                                  ---------------
Period") following the effective date of termination (the "Termination Date"), DIRECTV shall be entitled to: (a) exercise its rights under Section 4.8 to complete, manufacture, distribute, sell, and otherwise clear any Provo Receivers, Reno Receivers and/or Two Chip Receivers that are in existence in the manufacture, production, distribution, retail or sales chain on the Termination Date ("Grace Period Devices", and together with any other activated Provo Receivers, Reno Receivers and/or Two Chip Receivers, the "Outstanding Receivers"); and (b) a perpetual license to support, maintain and otherwise service such Outstanding Receivers (including the rights set forth in Sections 4.8(a)(iii) and (vi)). Any end user licenses previously granted or granted during the Grace Period shall remain in full force and effect, provided that the end user continues to comply with the terms and conditions of such end user license agreement.

          (b) Termination by DIRECTV. In addition to the rights in subsection
(a) above, in the event of termination of this Agreement by DIRECTV in accordance with the terms of Section 9.2 (Termination for Material Default), all licenses granted to DIRECTV in Section 4.8 (Manufacturing and Distribution License) shall continue in full force and effect, to the extent applicable, for the initial five (5) year Term, subject to DIRECTV's compliance with the terms and conditions of Section 4.8 (including without limitation, the license restrictions set forth in Section 4.8(b)) and the payment obligations set forth in Section 3.4, and TiVo shall continue to provide support services (including providing the services set forth in Sections 2.3(e), 2.4, 4.2, the "TiVo Ongoing Support Services") for the Outstanding Receivers. In addition, to the extent applicable, the following terms shall survive: 2.1(c), 2.1(d), 2.4 (with respect to DIRECTV's option to continue receiving such services for an additional 5 year period), 3.3, 3.8, 4.1, 4.6 (solely for the initial five (5) year term) and 11 (solely for the initial five (5) year term).

          (c) Termination by TiVo. In addition to the rights in subsection (a) above, in the event of termination of this Agreement by TiVo in accordance with the terms of Section 9.2 (Termination for Material Default), TiVo shall have the option of whether or not to continue to provide the TiVo Ongoing Support Services for the remainder of the initial five (5) year Term, and so long as TiVo provides such services, DIRECTV shall continue to pay the fees set forth in
Section 3.3. In addition, DIRECTV shall pay TiVo the charges set forth in Sections 3.6 and 3.7 for any milestones which have been achieved, and a pro rata portion for any milestone which has been partially achieved.

          (d) Survival of Provisions of this Agreement. The following Articles and Sections shall survive any expiration or termination of this Agreement:
Article I, Section 2.1(c), Sections 3.6 and 3.7 (solely for any milestones that have been achieved), Sections 3.9 and 3.10 (for the time periods specified therein), Section 3.11, Sections 4.1, 4.4, 4.5, 4.7, Articles V and VI, Section 7.1, Section 7.2, Section 7.3, Section 7.4 (except as otherwise provided for therein) 7.5 (except as otherwise provided for therein), Article VIII, Sections 9.5, 9.6, and 9.7, Article X, and Article XII.

          (e) Exercise of Option (from Section 4.6). Notwithstanding subsection
(d) above, (Survival of Provisions of this Agreement), upon the effective date of the Technology License Agreement, the following terms and conditions of this Agreement shall be terminated and superseded in their entirety by the terms and conditions set forth in the Technology License Agreement: (i) Sections 3.2 (Reno
                                                              ------------
Receiver Buy-Down during Second Period) and 3.4 (Reno, Provo, and Two-Chip
                                            ---
Receiver Fees) (all of the foregoing, excluding any payments due and payable as of the effective date of the Technology License Agreement); (ii) Section 4.8
                                                                 -----------
(Manufacturing License); (iii) Sections 7.1 (Indemnification), 7.2 (Mitigation
                               ------------                    ---
and Exceptions); and (iv) Section 11.2 (Network Operation Continuity).
                          ------------

                                   ARTICLE X.
                                 CONFIDENTIALITY

     10.1 Confidential Information. Each party (the "Disclosing Party") may, from time to time during the term of this Agreement, disclose or make available to the other party (the "Receiving Party") certain proprietary or non-public information including, without limitation, trade secrets, know-how, formulas, flow charts, diagnostic routines, business information, forecasts, financial plans and data, customer information, marketing plans, and unannounced product information (collectively, "Confidential Information"). If provided in tangible form, such information shall be marked as "confidential" or "proprietary" or with a similar legend and, if disclosed orally or visually, shall be identified as confidential at the time of disclosure. Confidential Information shall exclude information the Receiving Party can demonstrate by reasonably detailed written documentation: (a) was independently developed by the Receiving Party's employees, consultants or contractors without access to or use of the Disclosing Party's Confidential Information; (b) became known to the Receiving Party, without restriction, from a source (having a right to disclose such information) other than the Disclosing Party without breach of this Agreement; (c) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; or (d) was rightfully known by the Receiving Party, without restriction, at the time of disclosure.

     10.2 Protection of Confidential Information. The Receiving Party shall not use the Confidential Information of the Disclosing Party except for the purpose of carrying out its rights or obligations under this Agreement and shall not disclose the Confidential Information of the Disclosing Party, except as expressly authorized in this Agreement or in writing by the Disclosing Party. Notwithstanding the foregoing, the Receiving Party may disclose any Confidential Information that must be disclosed pursuant to applicable federal, state, or local law, regulation, court order, or other legal process or pursuant to the rules and regulations of any stock exchange or stock association in which securities of the Receiving Party may be traded from time to time; provided, that the Receiving Party gives the Disclosing Party prompt written notice thereof and the Receiving Party obtains prior to any such disclosure a protective order or other appropriate remedy. The Receiving Party will use the same degree of care to prevent such misuse or disclosure that the Receiving Party uses with respect to its own proprietary information, but in no event with less than with reasonable care. Disclosure of Confidential Information does not constitute a license with respect to such Confidential Information.

     10.3 Disclosure Restrictions. The Receiving Party may disclose Confidential Information only to its employees, consultants and contractors when such disclosure is necessary for the Receiving Party to exercise its rights in compliance with, and only for purposes contemplated by, this Agreement, provided such employees, consultants and contractors are advised of the confidential nature thereof and bound by nondisclosure obligations and restrictions no less restrictive than those set forth in this Section 10 (Confidentiality).
              ----------

                                   ARTICLE XI.
                          NETWORK OPERATION CONTINUITY

     11.1 Client Preferred Escrow Agreement. The parties will enter into the Client Preferred Escrow Agreement attached hereto as Exhibit N.

     11.2 Server Preferred Escrow Agreement. In addition, the parties will enter into a Preferred Escrow Agreement substantially similar to Exhibit N, except that the following alternate terms shall apply:

          (a) The term "Deposit Materials" shall mean the Server Services Materials, which shall be deposited within 30 days of the Manufacturing Release of the Version [*]Software, and updated quarterly.

          (b) The term "Release Conditions" shall mean: (a) A bankruptcy, liquidation, dissolution, assignment for the benefit of creditors or other such event of Depositor that is not rescinded or withdrawn within sixty (60) days of filing; or (b) A material breach by Depositor of its obligations set forth in
Section 2.3(e) of the Development Agreement, if such material breach is not cured within sixty (60) days of Depositor's receipt of written notice thereof from Preferred Beneficiary.

          (c) The rights following release identified in Section 4.5 shall be replaced with the following: "The rights set forth in Section 2.1(c) of the Technology License Agreement solely to perform the Server Support Services, subject to Section 2.3 of the Technology License Agreement."

                                  ARTICLE XII.
                                  MISCELLANEOUS

     12.1 No Agency. Each party will in all matters relating to this Agreement act as an independent contractor. Nothing contained in this Agreement, nor the execution or performance thereof, shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have authority nor represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party as agent, employee or in any other capacity.

     12.2 Taxes. All payments made by DIRECTV hereunder shall be paid without deduction for and net of any sales, use, excise, import or export, value-added or similar tax or duty, government permit or license fees, customs and similar fees, penalties and interest and any costs associated with the collection or withholding of any of the foregoing (except for taxes

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

based on TiVo's net income) (collectively, "Taxes"). If any deduction is legally required on any fees payable by DIRECTV to TiVo hereunder, DIRECTV shall pay in the manner and at the same time such additional amounts as will result in TiVo receiving the amounts TiVo would have received absent such required deduction. DIRECTV shall promptly pay or reimburse all federal, state, and local Taxes, if any, due, arising from, or measured by amounts payable to TiVo under this Agreement.

     12.3 Amendment, Modification or Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

     12.4 Successors; Assigns. All the terms of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective parties hereto. Anything contained herein to the contrary notwithstanding, neither party may assign this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, following written notice to the other party, either party may transfer and assign this Agreement, by operation of law or otherwise, to the surviving entity in the event of a sale to, merger with, or acquisition of all or substantially all of such party's assets by such entity, and the other party hereby consents to such assignment in advance.

     12.5 Governing Law. This Agreement and all matters or issues related hereto or arising hereunder shall be governed by the laws of the State of California, without regard to principles of conflicts of law, as such laws would apply to contracts entered into by California residents and performed entirely in California. The parties agree that all disputes and litigation regarding this Agreement and matters connected with its performance shall be brought in a federal court in the Northern District or Central District of California or in state court in Los Angeles County or Santa Clara County, California, and each party irrevocably submits to the jurisdiction and venue of any such court in any such action or proceeding.

     12.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     12.7 Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered to the address(es) for notice set forth below or such other address as either party may specify in writing. Notices shall be effective (i) on the date received, if delivered by hand; (ii) on the date sent if sent by facsimile with confirmation, (ii) on the next business day following delivery thereof to an air courier for overnight delivery, and (iii) on the fifth business day after deposit into either the United States mail service (as applicable), postage prepaid, return receipt requested.

To:  TiVo Inc.                       To:  DIRECTV, Inc.
     Chief Executive Officer              Larry Chapman, Executive Vice President
     2160 Gold Street                     2230 East Imperial Highway
     Alviso, CA 95002                     El Segundo, California 90245
     Fax: (408) 519-5330                  Fax: (310) 535-5422

With a copy to:                      With a copy to:
     TiVo Inc.                            DIRECTV, Inc.
     General Counsel: Matthew Zinn        General Counsel
     2160 Gold Street                     2230 East Imperial Highway
     Alviso, CA 95002                     El Segundo, California 90245
     Fax: (408) 519-5330                  Fax: (310) 964-4991

     12.8 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for payments of money) on account of strikes (other than strikes of a party's own employees), shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions (other than with respect to a party's own employees), earthquakes, material shortages or any other causes that are beyond the reasonable control of such party; provided, however, that the parties will use commercially reasonable efforts, including the implementation of business continuity measures, to mitigate the effects of such force majeure.

     12.9 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by TiVo to DIRECTV are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(56) of the United States Bankruptcy Code. The Parties agree that DIRECTV, as licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, provided that DIRECTV abides by the terms of this Agreement.

     12.10 Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of Section 4.8 (Manufacturing
                                                     -----------
and Distribution License) or Article X (Confidentiality) or the license granted
                             ---------
by DIRECTV in Section 2.1(a) and any restrictions related thereto will cause irreparable damage for which recovery of money damages would be inadequate, and that both parties shall therefore be entitled to obtain timely injunctive relief to protect their respective rights under this Agreement, in addition to any and all remedies available at law.

     12.11 Export Controls. Each Party agrees that it will comply with all U.S. export control laws and the applicable regulations thereunder, as well as any other applicable laws of the U.S. affecting the export of technology.

     12.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     12.13 Counterparts. The Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

     12.14 Confidentiality. The parties shall treat this Agreement, its existence, attachments, and terms as confidential and proprietary information subject to nondisclosure agreements between the parties.

     12.15 Entire Agreement. This Agreement, including any exhibits and schedules attached hereto or thereto, in conjunction with the Services Agreement, constitutes the entire agreement between DIRECTV and TiVo with respect to the subject matter specifically set forth herein.

     12.16 Precedence. Except as specifically provided herein, all other agreements between the parties effective as of the date hereof, including but not limited to the Reference Design Agreement, the Original Marketing Agreement, and the Buy-Down Letter Agreement, shall remain in full force and effect in accordance with the terms therein. In the event of any conflict between the terms and conditions of this Agreement and any of the terms and conditions of the agreements in this Section 12.16, the terms and conditions of this Agreement shall govern and control.

                   Remainder of page intentionally left blank.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their respective duly authorized officers.

TiVo Inc.                                  DIRECTV, Inc.


By:       /s/ Morgan Guenther              By:     /s/ Lawrence N. Chapman
    --------------------------------          ----------------------------------
Name: Morgan Guenther                      Name:  Lawrence N. Chapman
Title: President                           Title:  Executive Vice President

                        Exhibit B - Subsidies and Revenue

                             Schedule 1 - Subsidies

 TiVo Subsidy Payment to DIRECTV if Manufacturing Release of the Provo Receiver
           (with Version [*] Software) does not occur on or before [*]

---------------------------------------------------------------------------
Date Reno Receiver Sold             TiVo Subsidy Payment to DIRECTV
---------------------------------------------------------------------------
[*]                                                  [*]
---------------------------------------------------------------------------
[*]                                                  [*]
---------------------------------------------------------------------------
[*]                                                  [*]
---------------------------------------------------------------------------
[*]                                                  [*]
---------------------------------------------------------------------------
[*]                                                  [*]
---------------------------------------------------------------------------

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        Exhibit B - Subsidies and Revenue

                           Schedule 2 -Subscriber Fees

                      [*] to TiVo's [*]Based on [*] in [ *]

--------------------------------------------------------------------
[*]                           Monthly TiVo DVR/PVR Service
                              Subscriber Fee Increase
--------------------------------------------------------------------
[*]                                           [*]
--------------------------------------------------------------------
[*]                                           [*]
--------------------------------------------------------------------
[*]                                           [*]
--------------------------------------------------------------------
[*]                                           [*]
--------------------------------------------------------------------
[*]                                           [*]
--------------------------------------------------------------------

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        Exhibit B - Subsidies and Revenue

                        Schedule 3 - DVR/PVR Service Fee

All fees in this Exhibit B, Schedule 3 are monthly fees.

-----------------------------------------------------------------------------------------------------------------------
    Time Period           Effective        During the Period From       During the Period After     During the Period
                           Date to             [*] until [*]           [*] Manufacturing Release       From [*](as
                             [*]           Manufacturing Release         and Before [*](as           adjusted under
                                                                        adjusted under Sections    Sections 2.3(c) and
                                                                            2.3(c) and 3.7)           3.7) until [*]
                                                                                                      Manufacturing
                                                                                                         Release
-----------------------------------------------------------------------------------------------------------------------
Reno with Reno          TiVo Revenue     TiVo Revenue Share [*]        Lesser of [*]or [*]of the   Lesser of [*]or
Buy-Down by TiVo        Share [*]                                      Average Monthly TiVo        [*]of the Average
(sold prior to [*])                                                    Service Charges             Monthly TiVo
                                                                                                   Service Charges
-----------------------------------------------------------------------------------------------------------------------
Reno with no            TiVo Revenue     TiVo Revenue Share [*]        Lesser of [*]or [*]of the   [*]
Reno Buy-Down by        Share [*]                                      Average Monthly TiVo
TiVo                                                                   Service Charges
or TiVo
Subsidy Payment
-----------------------------------------------------------------------------------------------------------------------
Reno with               N/A                                TiVo        [*]               [*]       Lesser of [*] or
TiVo Subsidy                                                Revenue                                [*] of the Average
Payment (if                              [*]               Share                                   Monthly TiVo
Manufacturing                                              [*]                                     Service Charges
Release, as
adjusted, occurs
after [*])
-----------------------------------------------------------------------------------------------------------------------
Provo and Two-Chip      N/A              N/A                           Lesser of [*] or [*] of      [*]
                                                                       the Average Monthly TiVo
                                                                       Service Charges
-----------------------------------------------------------------------------------------------------------------------

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

----------------------------------------------------------------------------------------------------------------------------------
                                    After Manufacturing Release of Version [*]Software

----------------------------------------------------------------------------------------------------------------------------------
Receiver                  If Receivers Use TiVo's Telco Network for Push     If Receivers Do Not Use TiVo's Telco Network or Uses
                          Content and Data Back-Haul                         TiVo's Telco Network only for Back-Haul of Box
                                                                             Diagnostics Data
----------------------------------------------------------------------------------------------------------------------------------
Reno with Reno Buy-Down   Lesser of [*] or [*] of the Average Monthly TiVo   Lesser of [*] or [*] of the Average Monthly
                          Service Charges
----------------------------------------------------------------------------------------------------------------------------------
Reno with no              Lesser of [*] or [*]of the Average Monthly TiVo    [*]
Reno Buy-Down             Service Charges
or TiVo
Subsidy Payment
----------------------------------------------------------------------------------------------------------------------------------
Reno with                 Lesser of [*] or [*] of the Average Monthly TiVo   [*]
TiVo Subsidy Payment      Service Charges
----------------------------------------------------------------------------------------------------------------------------------
Provo and Two-Chip        Lesser of [*] or [*] of the Average Monthly TiVo   [*]
                          Service Charges
----------------------------------------------------------------------------------------------------------------------------------

The Average Monthly TiVo Service Charge shall be equal to: (i) the monthly price charged by TiVo for TiVo Service on a TiVo Stand Alone Receiver; or (ii) the weighted-average of the monthly prices charged by TiVo for TiVo Service on a TiVo Stand Alone Receiver, if there is more than one monthly price charged.

----------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                           Exhibit F - Liquidity Test

In the event that, at the end of any month, the balance in TiVo's unrestricted cash accounts drops below $12 million (such requirement defined as the "Liquidity Test"), TiVo will notify DIRECTV within 20 days of the end of such month. In such event, TiVo will notify DIRECTV within 20 days of the time it subsequently meets the Liquidity Test, but such notice shall not affect DIRECTV's rights to place funds in and maintain the Escrow Account in accordance with Section 3.2 of the Agreement.

In addition, as an informational convenience, and separate from the Liquidity Test, TiVo will also notify DIRECTV within 20 days if the balance in TiVo's unrestricted cash accounts drops below $15 million at the end of any month.

                      Exhibit J - Intellectual Property and
                          Technology Licence Agreement

This Intellectual Property and Technology License Agreement (the "Agreement") is entered into as of February 15, 2002 (the "Effective Date") by and between DIRECTV, INC., a California corporation having its principal place of business at 2230 East Imperial Highway, El Segundo, California 90245 ("DIRECTV"), and TIVO INC., a Delaware corporation having its principal place of business at 2160 Gold Street, Alviso, California 95002 ("TiVo").

                                    Recitals

Whereas, TiVo has developed certain technology that enables, among other functionality, one touch recording, pausing, rewinding and slow-motion viewing of television programming;

Whereas, DIRECTV is a leading digital satellite television service provider;

Whereas, TiVo and DIRECTV are parties to a development agreement dated on February 15, 2002 (the "Development Agreement") relating to the development, production and marketing of a DIRECTV-TiVo combination receiver referred to as the "Provo Receiver";

Whereas, pursuant to the Development Agreement, TiVo granted DIRECTV an option to license the TiVo Client Technology either alone or together with the TiVo Server Technology, for use with DIRECTV Devices and the DIRECTV Services (the "Option");

Whereas, the Development Agreement provides that the Option is exercisable by DIRECTV upon payment of the applicable License Fee provided for herein to TiVo; and

Whereas, DIRECTV presently wishes to exercise the Option to license the TiVo Licensed Technology, and TiVo is willing to license such technology to DIRECTV on the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the foregoing and the mutual covenants, promises and undertakings set forth in this Agreement, DIRECTV and TiVo agree as follows:

                                    Agreement

1.   Definitions.

The capitalized terms in this Agreement shall have following meaning:

     1.1 "DIRECTV Device" shall mean a consumer electronics product developed by, for or on behalf of DIRECTV (including under certain manufacturing arrangements) that is specifically designed to enable a Subscriber to receive and access the DIRECTV Service.

     1.2 "DIRECTV Device With TiVo" shall mean a DIRECTV Device that: (a) uses or contains all or any part of the TiVo Licensed Software; (b) incorporates a material portion of the hardware reference design of the Provo or Two-Chip Receiver; or (c) incorporates the Mediaswitch ASIC.

     1.3 "DIRECTV Improvements" shall mean Improvements made by or on behalf of DIRECTV . The definition of DIRECTV Improvements shall specifically exclude: (i) the TiVo Licensed Technology and (ii) any and all works made by or on behalf of DIRECTV resulting from independent work based on technology and/or information (such as patents, copyrights and common knowledge) that is available in the public domain.

     1.4 "DIRECTV Source Code Improvement"

shall mean any derivative work of the TiVo Source Code made by DIRECTV or any Authorized Personnel (as defined in Section 2.3(a) (Handling of TiVo Source
Code)) which is in Source Code form.

     1.5 "DIRECTV Service" shall mean the television, video, audio, data or other programming services or any internet, broadband, digital subscriber line, or other information service, distributed from time to time by DIRECTV via the direct broadcast satellite distribution system, the internet, telecommunication lines, or other communication media, and offered and marketed under the DIRECTV brand or other brands owned by DIRECTV or its subsidiaries and provided to Subscribers by DIRECTV via a DIRECTV Device.

     1.6 "End User" shall mean a consumer who purchases a DIRECTV Device and/or a DIRECTV Device With TiVo for such consumer's own personal use and not for resale or further distribution.

     1.7 "Improvements" shall mean any and all adaptations, customizations, modifications, revisions, upgrades, improvements, enhancements, and any other developments derived or originated from the TiVo Licensed Technology, including, without limitation, any derivative works of any copyrightable material therein, as defined by the Copyright Law of the United States of America, Title 17 U.S.C.
Section 101 et seq., but specifically excluding the TiVo Licensed Technology.

     1.8 "License Fee" shall mean the one-time license fee that DIRECTV shall pay to TiVo pursuant to Section 5.2(a) (License Fee).

     1.9 "Object Code" shall mean computer programming code substantially in binary form that is directly executable by a computer after processing, but without compilation or assembly.

     1.10 "Prior Software Version" shall mean [*] of TiVo's personal digital video recorder client device software developed by TiVo and implemented on the Reno Receivers.

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     1.11 "Provo Receiver" shall have the meaning assigned to it in the
Development Agreement.

     1.12 "Reno Receiver" shall have the meaning assigned to it in the Development Agreement.

     1.13 "Source Code" shall mean computer programming code and all associated header files that may be displayed in a form readable and understandable by a programmer of ordinary skill including any related source code level system documentation, development tools, comments and procedural code, such as job control language, and which requires further compilation or other processing to be executed by a computer.

     1.14 "Subscriber" means (i) an End User who is an active paying customer of the DIRECTV Service or (ii) an End User that DIRECTV enables to receive the DIRECTV Service.

     1.15 "Territory" shall mean North America, Central America and South
America.

     1.16 "Third Party Technology" shall mean any software, components, parts, proprietary information, intellectual property, subassemblies or other technology owned or controlled by a party other than TiVo (or its affiliates) and specified on Exhibit B (Third Party Technology), as may be amended in accordance with the terms of Section 2.2 (Third Party Technology), that is incorporated or referenced in, or required for use of, the TiVo Licensed Technology.

     1.17 "TiVo Client Technology" shall mean the TiVo Client Technology Deliverables and Hardware Reference Design Deliverables as defined in Exhibit A.

     1.18 "TiVo Improvements" shall mean any and all Improvements made by or on behalf of TiVo.

     1.19 "TiVo Licensed Software" shall mean (i) the Prior Software Versions and the TiVo Software as defined in the Development Agreement, collectively, along with any updates thereto that may be provided by TiVo, and, (ii) if DIRECTV exercises the Option to license the TiVo Server Technology, the TiVo Server Technology.

     1.20 "TiVo Server Technology" shall mean the Server Deliverables as defined in Exhibit A

     1.21 "TiVo Service" shall mean the personal video recording services offered by TiVo, carrying the TiVo brand, that involve the delivery of program guide data and other TiVo content and data by TiVo to video recording devices or similar devices installed in End Users' homes, for which TiVo receives subscription fees.

     1.22 "TiVo Source Code" shall mean the TiVo Licensed Software in Source Code form.

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     1.23 "TiVo Licensed Technology" shall mean: (i) the TiVo Client Technology, and (ii) if DIRECTV exercises the Option to license the TiVo Server Technology, the TiVo Server Technology.

     1.24 "Two-Chip Receiver" shall have the meaning assigned to it in the Development Agreement.

2.   LICENSE GRANTS.

If DIRECTV elects to receive only the TiVo Client Technology as of the Effective Date of this Agreement, DIRECTV may subsequently elect to license the TiVo Server Technology following the delivery to TiVo of a subsequent written Option exercise notice.

     2.1  TiVo Technology License.

          (a) Manufacturing and Distribution License.

If DIRECTV exercises the Option to license the TiVo Client Technology and pays the applicable License Fee, then subject to the terms and conditions of this Agreement, TiVo grants to DIRECTV a perpetual, irrevocable (except as set forth in Section 11.3 (Termination)), non-transferable (except as set forth in Section
13.11 (Assignment), non-exclusive, royalty-bearing, non-sublicenseable (except as expressly set forth herein) license, under all of TiVo's present and future rights in the TiVo Client Technology, to: (i) make and have made the DIRECTV Devices with TiVo, including the Provo Receiver and Two-Chip Receiver (with TiVo Licensed Software solely in object code form); (ii) make and have made improvements to the Provo Receivers and Two-Chip Receivers; (iii) use, maintain, display and perform DIRECTV Devices with TiVo, including Reno Receivers, Provo Receivers and Two-Chip Receivers in the Territory; (iv) distribute (e.g., offer to sell, sell, offer to lease, lease or otherwise transfer) and import Provo Receivers and Two-Chip Receivers in the Territory; (v) distribute the TiVo Licensed Software (solely in object code form) with, or download to, DIRECTV Devices with TiVo, including Provo Receivers, Reno Receivers, and Two-Chip Receivers; (vi) sublicense to DIRECTV Service subscribers who have access to the DVR/PVR Functionality (as defined in the Development Agreement) the right to use, display and perform the TiVo Licensed Technology as incorporated in (or downloaded to) DIRECTV Devices with TiVo, including Provo Receivers, Reno Receivers and/or the Two-Chip Receivers pursuant to an end user agreement subject to Section 2.3(c) (it being understood that in no event shall DIRECTV be deemed to be in violation of the grant contained in this Section 2.1(a) if despite its providing the end user license agreement to end users and using commercially reasonable efforts to enforce the terms thereof, users are found to be in violation of such end user license agreement); and (vii) distribute the Provo Receiver and Two Chip Receiver manufacturing packages and TiVo Licensed Software (solely in object code form) to manufacturers of DIRECTV Devices with TiVo, including the Provo Receiver or the Two-Chip Receiver, and sublicense to such manufacturers the rights set forth in (i), (ii), (iii), (iv), (v) or (vi) above, pursuant to a manufacturing sublicense agreement containing the minimum terms and conditions set forth in Exhibit L. Notwithstanding the foregoing, following Manufacturing Release of the Version 3.1 Software (as defined in the Development Agreement), DIRECTV shall not have the right to (iv) for Prior Software Versions.

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          (b) Client Source Code License. If DIRECTV exercises the Option to license the TiVo Client Technology and pays the applicable License Fee, then subject to the terms and conditions of this Agreement, TiVo grants to DIRECTV a perpetual, irrevocable (except as set forth in Section 11.3 (Termination)), non-transferable (except as set forth in Section 13.11 (Assignment), non-exclusive, royalty-bearing, non-sublicenseable (except as expressly set forth herein) license, under all of TiVo's present and future rights in the Source Code of the TiVo Client Technology to create and have created DIRECTV Improvements of the Source Code of the TiVo Client Technology and exercise all rights set forth in Section 2.1(a) with respect to such DIRECTV Improvements and, subject to Section 2.3(a), to translate, reverse engineer, decompile, disassemble, or attempt to derive Source Code solely for the purposes of testing and security validation.

          (c) TiVo Server Technology. If DIRECTV exercises the Option to license the TiVo Server Technology and pays the applicable License Fee, then subject to the terms and conditions of this Agreement (including without limitation, with respect to TiVo Server Technology in Source Code form and DIRECTV Source Code Improvements, the limitations of Section 2.3(a)), TiVo grants to DIRECTV a perpetual, irrevocable (except as set forth in Section 11.3 (Termination)), non-transferable, non-sublicenseable (except as expressly set forth herein) license, under all of TiVo's present and future rights in the TiVo Server Technology, to:

               (i) internally use, perform, display, reproduce, modify, decompile, disassemble, reverse engineer, combine and maintain the TiVo Server Technology for use in providing DIRECTV Services solely to End Users of DIRECTV Devices With TiVo;

               (ii) internally use, perform, display, reproduce, modify, decompile, disassemble, reverse engineer, combine, maintain and create DIRECTV Improvements for use in providing DIRECTV Services solely to End Users of DIRECTV Devices With TiVo; and

               (iii) use, display, distribute, perform, offer to sell, sell, lease, and offer to lease the DIRECTV Services, using the TiVo Server Technology or DIRECTV Improvements, solely to End Users of DIRECTV Devices With TiVo located in the Territory; and

               (iv) have done for or on behalf of DIRECTV the rights granted to DIRECTV herein, solely in support of DIRECTV's business operations for the DIRECTV Device With TiVo and the DIRECTV Service, provided that DIRECTV will not solicit third parties for such services prior to soliciting TiVo for such services.

     2.2 Third Party Technology. DIRECTV acknowledges that the TiVo Licensed Technology may incorporate, reference or require the use of certain Third Party Technology and that licenses granted pursuant to Section (TiVo Technology License) specifically exclude any license rights in or to such Third Party Technology. DIRECTV acknowledges that TiVo shall not be responsible for obtaining any license rights in the Third Party Technology. TiVo will notify DIRECTV of any proposed revisions to Exhibit B (Third Party Technology), which revisions shall require DIRECTV's consent (which shall not be unreasonably withheld or delayed, it being understood that withholding by DIRECTV of consent to a revision that would

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impose additional economic cost of more than a nominal amount on DIRECTV shall not be deemed unreasonable).

     2.3  License Restrictions.

          (a) Handling of TiVo Source Code. The TiVo Source Code and the DIRECTV Source Code Improvements shall: (i) only be provided to DIRECTV employees on a need-to-know basis, solely for the purposes authorized under this Agreement, and provided such employees are expressly bound in writing by the nondisclosure obligations and restrictions on use contained in this Agreement (such employees are hereinafter referred to as, "DIRECTV Authorized Personnel"); and (ii) be subject to the terms and conditions set forth in Exhibit D (Secure Procedures for Handling TiVo Source Code). Following a request by DIRECTV and subject to the consent of TiVo (that shall not be unreasonably withheld or delayed), DIRECTV may provide applicable sections or application program interfaces (APIs) of the TiVo Source Code and/or DIRECTV Source Code Improvements to certain third-party software development firms, manufacturers, agents, consultants, and other business partners of DIRECTV, provided, that such parties: (x) have a demonstrable need to access the Source Code in conjunction with such parties' written agreements with DIRECTV; (y) are expressly bound in writing by the nondisclosure obligations and restrictions on use contained in this Agreement (such parties are hereinafter also referred to as, "Third Party Authorized Personnel", and with the DIRECTV Authorized Personnel, the "Authorized Personnel"); and (z) shall be subject to the terms and conditions set forth in Exhibit D (Secure Procedures for Handling TiVo Source). Notwithstanding the foregoing, TiVo's consent [*] for DIRECTV to provide: (1) the [*] of the TiVo Licensed Technology to [*]; or (2) applicable sections or APIs of the TiVo Source Code and/or DIRECTV Source Code Improvements to [*], provided that such party enters into a license agreement with TiVo in the form attached hereto as Exhibit K (Manufacturer Source Code License) and such parties will be deemed Authorized Personnel and must comply with all other requirements for Authorized Personnel.

          (b) TiVo User Interface. Notwithstanding DIRECTV's rights pursuant to
Section 2.1, DIRECTV will not modify the TiVo Source Code to: (a) use the term TiVo Central; (b) use TiVo as the primary brand of the DIRECTV Services; (c) use loop sets confusingly similar to those used by TiVo in TiVo products other than DIRECTV Devices With TiVo as of the Effective Date. In addition, DIRECTV's right to continue to use "Wishlist", "Season Pass", "Showcases", "TiVolution", "TiVo Suggestions" or "To Do List" TiVo Marks, is conditioned on DIRECTV using such terms with functionality substantially the same as the functionality and form associated with such terms in Version 3.1 Software and/or Version 4.1 Software (i.e., achieving the substantially same result in substantially the same way resulting in a substantially similar user experience).

          (c) End User Agreements. In the event of any sublicenses granted to End Users of the DIRECTV Devices With TiVo pursuant to Section 2.1 (TiVo Technology License), DIRECTV shall grant such sublicense pursuant to the End User license agreement (the "End User License Agreement") governing such End User's use of the TiVo Licensed Technology as

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incorporated in a DIRECTV Device With TiVo. The minimum terms and conditions of such End User License Agreement are set forth in Exhibit E (End User Terms). DIRECTV shall provide a copy of the End User License Agreement in the packaging for the DIRECTV Device With TiVo or shall otherwise distribute a copy to the End User in a manner approved (such approval not to be unreasonably withheld) by TiVo.

          (d) General Restrictions. Except as expressly provided in this Agreement, DIRECTV shall not, and shall not authorize any third party to: (i) sublicense, rent, lease, loan, timeshare, sell, distribute, assign or transfer any rights in, grant a security interest in, or transfer possession of any TiVo Licensed Technology; or (ii) obfuscate, alter or remove any of TiVo's copyright or other proprietary rights notices or legends appearing on or in the TiVo Licensed Technology as delivered to DIRECTV, and all such markings shall be included on or in all copies of any portion of the TiVo Licensed Technology made by DIRECTV (all marking required for copies distributed to third parties is set forth in Section (Branding and Use of TiVo Marks)).

     2.4 DIRECTV[*].

          (a) DIRECTV [*] DIRECTV Enterprises, Inc. ("Enterprises"), the Subsidiaries of Enterprises (including DIRECTV, the "DIRECTV Subsidiaries"), [*] or the [*] that [*] (or in the case of [*}, was [*]) [*] of any [*], any of the [*], or [*], which [*] to a [*] following delivery of the [*], provided, that, in the case of [*], solely such [*] which are [*]. For the avoidance of doubt, applications which are authored to standard interfaces available to third party developers (e.g., TVBus, Device Mosaic, and "Plug-in interface") [*]. The foregoing will not apply to [*] (except any such [*] or other [*] as is initiated by [*] or any [*]) regarding [*].

          (b) In the event of a [*] as to whether [*], [*] shall have the [*] that it has [*] without [*]. It is expressly understood and agreed that [*] in this Section 2.4 shall bind and inure to all successors of interest in TiVo and DIRECTV and survive the expiration or termination of this Agreement.

     2.5 TiVo[*]. TiVo [*] that [*] shall [*] any [*], by [*] that are [*] as of the Effective Date; provided [*] are not [*] related to [*] which are [*] (except where [*] to have [*]). The foregoing will not apply to [*] which [*] (except any [*]), ([*] as set forth in Section 2.4; [*]which [*] and within [*] specified in [*]. It is expressly understood and agreed that [*] in this Section 2.5(a) shall bind and inure to all successors of interest in TiVo and DIRECTV and survive the expiration or termination of this Agreement, except for a termination by [*] due to a [*].

     2.6 [*] Option.

          (a) Upon [*], TiVo, on behalf of itself and the TiVo Subsidiaries, shall [*] pursuant to which TiVo [*] grant Enterprises, the DIRECTV Subsidiaries, and the DIRECTV Supporting Parties [*], solely with respect to DIRECTV Products specified by DIRECTV and

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which are manufactured after the delivery of the TiVo Technology [*]; provided
DIRECTV is not in material breach of any term of this Agreement (and Enterprises and the other DIRECTV Subsidiaries have not taken any action that, if taken by DIRECTV, would be a breach hereof) which remains uncorrected after the proper notice of such material breach and within the cure period specified in this Agreement. [*] shall be [*]: (a) a [*], which [*] with respect to DIRECTV Devices [*], and which [*] shall be [*] (e.g., if DIRECTV [*], there shall be [*]; (b) the [*] shall, [*], be [*] (if required and requested by [*]) to a [*], subject to [*] for any [*] through such [*]; and (c) such other [*] as may be [*].

          (b) The License options set forth in this Section 2.6 shall bind and inure to all successors of interest to DIRECTV (and shall expressly apply to any successor to the direct-to-home satellite network distribution business of DIRECTV) and shall survive the expiration or termination of this Agreement, except for a termination by TiVo due to a material breach by DIRECTV.

          (c) Each License provided for herein shall be independently selectable, and the exercise of any License hereunder shall in no way effect any of the parties rights or obligations under Sections 2.4, 2.5 and 2.7 or any rights under Section 7.4 and 7.5 of the Development Agreement.

     2.7 Successors.

          (a) For the avoidance of doubt, if DIRECTV's direct-to-home satellite network distribution business has been directly or indirectly acquired by an entity or was merged with or into an entity (such entity the "Other Party") prior to the delivery of the TiVo Source Code, then: (1) the [*] set forth in [*] shall apply to such Other Party (or successor), the Other Party Products that are in use or deployed before the delivery of the TiVo Licensed Technology, and Other Party's (or successor's) [*], if and only if the Other Party (or successor) [*] (and the failure of Other Party (or successor) to so elect will not be deemed a breach of this Agreement); (2) the Other Party (or successor) shall be included in the [*] set forth in Section 2.6(a); and (3) any of the [*] specified by DIRECTV (or successor) not in use or deployed as of the delivery of the TiVo Technology shall [*].

          (b) For the avoidance of doubt, if DIRECTV's direct-to-home satellite network distribution business is directly or indirectly acquired or merged with or into an Other Party after delivery of the TiVo Source Code, then, (1) the Other Party (or successor) shall be included in the [*]); and (2) any of the [*] specified by DIRECTV (or successor) shall be [*] (3) the Other Party's (or successor's) [*] and (4) the [*] set forth in [*] shall not apply to such [*].

     2.8 Additional Defined Terms.The following terms shall apply to Sections 2.4, 2.5, 2.6 and 2.7.

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          (a) "TiVo Parties" means TiVo's and TiVo's Subsidiaries' suppliers
(including technology providers), distributors, dealers, manufacturers, consultants, customers or licensees and other business partners.

          (b) "DIRECTV Supporting Parties" means DIRECTV's, Enterprise's (as defined below) and DIRECTV's Subsidiaries' (as defined below) suppliers (including technology providers), distributors, dealers, customers, manufacturers, consultants and other business partners who support the DIRECTV Device or the DIRECTV Service.

          (c) "Products" shall mean any products, services, or distribution system or systems utilized by or on behalf of an entity.

          (d) "Subsidiaries" shall mean an entity that at any time during the term of this Agreement is a wholly-owned subsidiary of a party and such entity shall be a "Subsidiary" only so long as it is wholly-owned.

3.   Delivery and Acceptance.

     3.1 Delivery. Upon payment by DIRECTV of the applicable License Fee, TiVo shall deliver to DIRECTV the applicable TiVo Client Technology or TiVo Server Technology as identified in Exhibit A, with any TiVo Licensed Software in Source Code form.

     3.2 Acceptance. DIRECTV shall have sixty (60) days (the "Acceptance Period") from receipt of the TiVo Licensed Technology to verify that the delivery is complete. If during the Acceptance Period, DIRECTV or TiVo determines that any component of the TiVo Licensed Technology is missing or incomplete, DIRECTV shall promptly notify TiVo in writing of such omission and TiVo shall deliver the missing or complete components as soon as commercially practicable. The TiVo Licensed Technology shall be deemed unconditionally and irrevocably accepted upon the conclusion of the Acceptance Period or at any time DIRECTV modifies or uses the TiVo Licensed Technology for any purpose other than testing and verification, whichever occurs first. Without limiting the foregoing, if at any time following the Acceptance Period, DIRECTV or TiVo discovers that, any component was not delivered to DIRECTV as of the delivery date, TiVo agrees to provide such component to DIRECTV.

4.   Branding and Use of Tivo Marks.

     4.1 Branding Requirements. DIRECTV shall provide appropriate credits to TiVo, as mutually agreed to by TiVo and DIRECTV, in the marketing and distribution of any DIRECTV Device With TiVo. Branding of DIRECTV Devices With TiVo shall be in conformance with the branding requirements set forth in Exhibit F (Branding Requirements), which shall be subject to and not in conflict with Exhibit H - Schedule 1 (DIRECTV Trademark & Style Guide).

     4.2 License to TiVo Marks. Subject to the terms and conditions of this Agreement, TiVo hereby grants to DIRECTV a royalty-free, worldwide, nonexclusive license to use TiVo's trademarks, service marks, trade names and logos specifically set forth in Exhibit G (TiVo Marks) (collectively, the "TiVo Marks") solely for the purposes set forth in Section 4.1 (Branding Requirements) as related to the DIRECTV Device With TiVo. Before making use of

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any TiVo Mark, DIRECTV shall provide TiVo with a sample of the proposed use of the TiVo Marks for approval by TiVo, which shall comply with Exhibit H -
Schedule 2 (TiVo Trademark Usage Guidelines). If TiVo rejects the proposed use of the TiVo Marks as not being consistent with the requirements of Section 4.1, TiVo shall notify DIRECTV of the reason for the rejection and DIRECTV will modify or cancel the proposed use consistent with Section 4.1. All use of the TiVo Marks hereunder shall inure to the benefit of TiVo. TiVo has and shall retain exclusive ownership of the TiVo Marks, and DIRECTV will not contest or challenge, or do anything inconsistent with, TiVo's exclusive ownership of the TiVo Marks. Without limiting the generality of the foregoing, DIRECTV may not affix, append, or place any of its trademarks, trade names, or logos to, or in close proximity to, the TiVo Marks in a manner that results or could result in the creation of a unitary composite mark. TiVo reserves the right to terminate DIRECTV's right to use the TiVo Marks, at any time and at TiVo's sole discretion, subject to a commercially reasonable transition period, provided further that DIRECTV's obligations under Sections 2.3(d)(ii) shall be terminated as they apply to the TiVo Marks and DIRECTV's obligations under Section 4.1 shall be terminated as they apply to such TiVo Marks. Any termination of rights pursuant to the preceding sentence shall not affect any other rights of DIRECTV hereunder, including the license rights granted to DIRECTV pursuant to Section 2.

5.   TiVo Maintenance Services and Training.

     5.1 Maintenance Services. DIRECTV may, at its discretion, elect to receive annual maintenance services for the TiVo Licensed Technology (the "Maintenance Services") by payment to TiVo of an annual fee in the amount and according to the terms set forth in Exhibit I (TiVo Maintenance). DIRECTV may make such election at any time during the Term; provided (i) that DIRECTV pays to TiVo the annual fee for the year of election and any prior years (i.e., from the Effective Date to the year of election); and (ii) that at the time of such election, TiVo is currently maintaining the version of the TiVo Licensed Software for which DIRECTV requests maintenance. Maintenance Services may be renewed annually during the Term following the request by DIRECTV and the payment of the applicable maintenance fee.

          (a) Training. At any time during the first sixty (60) days following delivery of the TiVo Licensed Technology, DIRECTV may request that TiVo provide up to [*]. Such training shall be provided [*] according to a schedule to be mutually agreed upon by the parties. DIRECTV shall have the right to purchase at least [*] additional hours of training from TiVo at a rate of [*].

6.   License Fees and Royalties.

     6.1 License Fee. In consideration of the license(s) granted in Section 2.1 (TiVo Technology License), DIRECTV shall pay to TiVo the applicable License Fee. Such License Fee is payable upon DIRECTV's election to exercise the Option for the TiVo Client Technology License either alone or together with TiVo Server Technology License, as follows:

          (a) TiVo Client Technology License Fee: [*]; and

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          (b) TiVo Server Technology License Fee: at DIRECTV's option, either
(i) [*] or (ii) [*] plus [*].

     6.2 Royalties. DIRECTV shall pay TiVo the royalties set forth in this
Section 6.2 (the "Royalties").

          (a) Royalties on Receivers Activated Prior to Effective Date.

               (i) For all DIRECTV Devices With TiVo which are activated as of the Effective Date and which are either a Provo Receiver (as defined in the Development Agreement), Two-Chip Receiver (as defined in the Development Agreement) or Reno Receiver (as defined in the Development Agreement) for which TiVo has not paid a Buy Down pursuant to Section 3.1 of the Development Agreement (any such receiver, a "Qualified Receiver"), DIRECTV will pay to TiVo a one time payment of [*] multiplied by the total number of such Qualified Receivers, [*], for each household, [*] (as defined in the Development Agreement) [*], up to a [*] at each such household (e.g., a [*] may result in a [*] of [*] the Royalties payment). The foregoing shall be in lieu of DIRECTV's payment obligation under Section 3.4 of the Development Agreement, which obligations shall terminate as of the Effective Date.

               (ii) For all DIRECTV Devices with TiVo which are activated as of the Effective Date other than those addressed pursuant to Section 6.2(a)(i) above, DIRECTV will have the option of either: (A) continuing to pay TiVo the monthly amounts set forth in Section 3.4 (and Exhibit B, Schedule 3) of the Development Agreement for all such receivers; or (B) paying TiVo a one time fee equal to: [*].

          (b) Royalties on Receivers Activated After Effective Date. For all other DIRECTV Devices with TiVo other than those set forth in Section 6(a) above, DIRECTV will pay to TiVo [*] for each activation of a DIRECTV Device With TiVo. Such Royalties shall accrue at the time a DIRECTV Device With TiVo [*]. Such royalties are payable [*], with payment due simultaneous with submission of the royalty report required under Section 6.5 (Royalty Reports). The amounts payable by DIRECTV pursuant to this paragraph shall be reduced by any shortfall payments made by DIRECTV pursuant to Section 2.2(b) of the Development Agreement.

          (c) Services Agreement [*]. In [*] pursuant to the Services Agreement, TiVo shall [*] Shared Revenue (as defined in the Services Agreement) less [*], until [*] for which DIRECTV [*].

     6.3 [*].

          (a) Scope. The License Fee and Royalties to be paid by DIRECTV to TiVo under this Section 6 (License Fees and Royalties), when taken in the aggregate, shall be less than or equal to the aggregated license fees and per unit royalties to be paid by any other unaffiliated TiVo licensee receiving a license to the TiVo Licensed Technology after the effective date of the

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Development Agreement on terms and conditions substantially similar to those set forth herein; provided, that the foregoing shall not apply to any licenses to the TiVo Licensed Technology granted in connection with any claim, action, dispute or litigation or any settlement thereof or any licenses granted prior to the Effective Date.

          (b) Adjustment. In the event TiVo provides a licensee with a license fee and per unit royalties which, when taken in the aggregate, are less than those set forth in this Section 6 (License Fees and Royalties), TiVo shall disclose to DIRECTV (subject to confidentiality restrictions) the relevant terms and conditions of such other license agreement and, at DIRECTV's election, and solely for the period that such lesser aggregated fees and royalties are provided to such licensee, adjust DIRECTV's per unit royalties such that the aggregate of DIRECTV's License Fee and Royalties are no greater than the aggregate of such licensee's license fees and royalties and provide such adjusted royalties to DIRECTV on the same terms and conditions as provided to the licensee. Any overpayments made by DIRECTV as a result of such adjustments will be credited against future Royalties payable by DIRECTV. The foregoing represents DIRECTV's sole remedy in the event the most favored nation provision in this Section 6.4 (Most Favored Nation) is triggered.

     6.4 Manufacturer License Payment. In the event that TiVo licenses or otherwise provides use rights for the TiVo Client Technology (including functionally or substantively similar technology of TiVo) to certain third parties (such as manufacturers and other consumer electronics component makers) that are manufacturing or otherwise performing services on behalf of DIRECTV for the DIRECTV Devices With TiVo, upon DIRECTV's request, the manufacturing of such DIRECTV Devices with TiVo will be subject to the licenses granted herein and the terms of this Agreement, and as such, any fees or other restrictions imposed on such manufacturer by TiVo shall be waived. In effect, TiVo shall be permitted to collect only one (1) such fee for each DIRECTV Device With TiVo, which will be from DIRECTV.

     6.5 Royalty Reports. Within thirty (30) days following the end of each calendar [*] ending on [*], and within thirty (30) days after any termination of this Agreement for any reason, DIRECTV shall submit to TiVo a royalty report detailing, for the reporting period: (i) the number of all DIRECTV Devices With TiVo activated by DIRECTV and DIRECTV's product identifier (such as model number); and, if DIRECTV exercises the Option to license the TiVo Server Technology and elects to pay the per subscriber fee identified in Section 6.2(b), (ii) the number of subscribers to any DVR/PVR Service that contains or uses the TiVo Server Technology.

     6.6 Payments. All payments made by DIRECTV hereunder must be made in United States Dollars and shall be paid without deduction, set-off, or counterclaim, free and clear of any restrictions or conditions.

     6.7 Taxes. All payments made by DIRECTV hereunder shall be paid without deduction for and net of any sales, use, excise, import or export, value-added or similar tax or duty, government permit or license fees, customs and similar fees, penalties and interest and any

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the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     J-12

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costs associated with the collection or withholding of any of the foregoing
(except for taxes based on TiVo's net income) (collectively, "Taxes"). If any deduction is legally required on any fees payable by DIRECTV to TiVo hereunder, DIRECTV shall pay in the manner and at the same time such additional amounts as will result in TiVo receiving the amounts TiVo would have received absent such required deduction. DIRECTV shall promptly pay or reimburse all federal, state, and local Taxes, if any, due, arising from or measured by amounts payable to TiVo under this Agreement.

     6.8 Records and Audits. For at least eighteen (18) months after any royalty payment, DIRECTV shall maintain complete, current and accurate records documenting all amounts to be paid to TiVo hereunder. No more than once every year and for one year after the last Royalty is due, TiVo or its designee (which designee shall be subject to approval by DIRECTV (not unreasonably withheld or delayed) and appropriate confidentiality requirements) shall have the right, upon twenty (20) business days' notice and during regular business hours at DIRECTV's regular locations for maintenance of such records, to conduct an audit of the records maintained pursuant to this Section 6.8, to verify compliance with this Agreement. If any such audit should disclose any underpayment of royalties or other fees, DIRECTV shall promptly pay TiVo such underpaid amount, together with interest at the lesser of: (i) 18% per annum or (ii) the highest rate allowed by law, during such period in which such amount became due until paid. If any such audit should disclose any overpayments of royalties or other fees, DIRECTV shall have the right to offset any such amounts against future amounts payable by DIRECTV hereunder; provided that if the overpayment exceeds five percent (5%) in any calendar quarter, such offset shall be reduced by one-half of the reasonable costs and expenses incurred by TiVo in connection with such audit. The audit will be conducted at TiVo's expense except as otherwise provided for above, unless the audit reveals that DIRECTV has underpaid TiVo by five percent (5%) or more in any calendar quarter, in which case DIRECTV will reimburse TiVo for all reasonable costs and expenses incurred by TiVo in connection with such audit.

7.   Ownership.

     7.1 TiVo. Excluding any Third Party Technology therein, TiVo has and shall retain exclusive ownership of all of its right, title, and interest in and to the TiVo Client Technology, TiVo Server Technology, TiVo Marks, and any TiVo Improvements. Other than the rights granted in Section 2.1 (TiVo Technology License), no other license, right, or interest is granted to DIRECTV by implication, estoppel, or otherwise, for any purpose.

     7.2 DIRECTV. Subject to TiVo's ownership of the TiVo Licensed Technology and TiVo Improvements as set forth in Section 7.1 (TiVo) above, DIRECTV shall have sole and exclusive right, title and interest in and to any DIRECTV Improvements. Notwithstanding anything in this Agreement to the contrary, including DIRECTV's indemnification obligations herein, DIRECTV shall have no obligation to provide any DIRECTV Improvement to TiVo hereunder and, subject to
Section 2.4 hereof, TiVo shall have no right in or to any DIRECTV Improvements.

8.   Confidentiality.

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     8.1 Confidential Information. Each party (the "Disclosing Party") may, from time to time during the term of this Agreement, disclose or make available to the other party (the "Receiving Party") certain proprietary or non-public information including, without limitation, trade secrets, know-how, formulas, flow charts, diagnostic routines, business information, forecasts, financial plans and data, customer information, marketing plans, and unannounced product information (collectively, "Confidential Information"). If provided in tangible form, such information shall be marked as "confidential" or "proprietary" or with a similar legend and, if disclosed orally or visually, shall be identified as confidential at the time of disclosure. Notwithstanding the foregoing, the TiVo Licensed Technology shall be deemed the Confidential Information of TiVo, whether or not so marked or identified. Confidential Information shall exclude information the Receiving Party can demonstrate by reasonably detailed written documentation: (a) was independently developed by the Receiving Party's employees, consultants or contractors without access to or use of the Disclosing Party's Confidential Information; (b) became known to the Receiving Party, without restriction, from a source (having a right to disclose such information) other than the Disclosing Party without breach of this Agreement; (c) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; or (d) was rightfully known by the Receiving Party, without restriction, at the time of disclosure.

     8.2 Protection of Confidential Information. The Receiving Party shall not use the Confidential Information of the Disclosing Party except for the purpose of carrying out its rights or obligations under this Agreement and shall not disclose the Confidential Information of the Disclosing Party, except as expressly authorized in this Agreement or in writing by the Disclosing Party. Notwithstanding the foregoing, the Receiving Party may disclose any Confidential Information that must be disclosed pursuant to applicable federal, state, or local law, regulation, court order, or other legal process or pursuant to the rules and regulations of any stock exchange or stock association in which securities of the Receiving Party may be traded from time to time; provided, that the Receiving Party gives the Disclosing Party prompt written notice thereof and the Receiving Party obtains prior to any such disclosure a protective order or other appropriate remedy. The Receiving Party will use the same degree of care to prevent such misuse or disclosure that the Receiving Party uses with respect to its own proprietary information, but in no event with less than with reasonable care. Disclosure of Confidential Information does not constitute a license with respect to such Confidential Information.

     8.3 Disclosure Restrictions. The Receiving Party may disclose Confidential Information only to its employees, consultants and contractors when such disclosure is necessary for DIRECTV to exercise its rights in compliance with, and only for purposes contemplated by, this Agreement, provided such employees, consultants and contractors are advised of the confidential nature thereof and bound by nondisclosure obligations and restrictions no less restrictive than those set forth in this Section 8 (Confidentiality). Notwithstanding the foregoing, Source Code of the TiVo Licensed Technology, TiVo Improvements and DIRECTV Source Code Improvements may only be disclosed to Authorized Personnel in accordance with the terms of Section 2.3(a) (Handling of TiVo Source Code).

9.   Representations and Warranties.

     9.1 TiVo Representations and Warranties. TiVo hereby represents and warrants to DIRECTV that:

          (a) TiVo is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. TiVo is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          (b) All corporate action on the part of TiVo, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement constitutes a valid and legally binding obligation of TiVo, enforceable against TiVo in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity.

          (c) The execution and delivery of this Agreement in accordance with the terms thereof and the compliance by TiVo with the provisions hereof (i) are not and will not be inconsistent with TiVo's Charter or Bylaws, (ii) do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to TiVo, and (iii) do not and will not contravene any material provision of, or constitute a default under, any indenture, mortgage, contract, license, agreement or other instrument of which TiVo is a party or by which it is bound or requires the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

          (d) TiVo has complied and shall comply with any and all Laws regarding the licensing of the TiVo Licensed Technology. As used herein, "Laws" shall mean FCC and all other governmental (whether international, federal, state, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives, and orders.

          (e) TiVo possesses the technical and other knowledge and other abilities required to timely and fully meet its obligations under this Agreement.

          (f) DIRECTV ACKNOWLEDGES AND AGREES THAT THE TIVO Licensed Technology PROVIDED BY TIVO HEREUNDER IS PROVIDED "As Is," WITHOUT ANY WARRANTY OF ANY KIND. Except AS OTHERWISE EXPRESSLY SET FORTH IN THIS Section 9.1 (TIVO REPRESENTATIONS AND WARRANTIES), TIVO MAKES NO WARRANTIES AS TO THE PERFORMANCE OF THIS Agreement OR THE TECHNOLOGY, SERVICES OR SUPPORT PROVIDED HEREUNDER AND TIVO EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, IMPLIED AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THIRD PARTY RIGHTS.

     9.2 DIRECTV Representations and Warranties. DIRECTV hereby represents and warrants to TiVo that.

          (a) DIRECTV is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all requisite corporate power and authority to carry on its business as now conducted. DIRECTV is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties;

          (b) All corporate action on the part of DIRECTV, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement constitutes a valid and legally binding obligation of DIRECTV, enforceable against DIRECTV in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity.

          (c) The execution and delivery of this Agreement in accordance with the terms thereof and the compliance by DIRECTV with the provisions hereof (i) are not and will not be inconsistent with DIRECTV's Charter or Bylaws, (ii) do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to DIRECTV, and (iii) do not and will not contravene any material provision of, or constitute a default under, any indenture, mortgage, contract, license, agreement or other instrument of which DIRECTV is a party or by which it is bound or requires the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

          (d) DIRECTV has complied and shall comply with any and all Laws regarding DIRECTV's obligations hereunder and the exercise of any rights granted in this Agreement.

          (e) DIRECTV possesses the technical and other knowledge and other abilities required to timely and fully meet its obligations under this Agreement.

          (f) Except AS OTHERWISE EXPRESSLY SET FORTH IN THIS Section 9.2 (DIRECTV Representations AND Warranties), DIRECTV MAKES NO WARRANTIES AS TO THE PERFORMANCE OF THIS Agreement AND DIRECTV EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, IMPLIED AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THIRD PARTY RIGHTS.

10.  Indemnification.

     10.1 TiVo Indemnification Obligation.

          (a) Indemnity. TiVo, at its own expense, shall (i) defend, or at its option, settle, any claims, suits, and actions brought by a third party (collectively "Claims") against the DIRECTV and its affiliated companies and their respective employees, officers, agents, attorneys, stockholders and directors, and their respective successors and assigns (the "DIRECTV Indemnified Party(ies)") based on (1) allegations that the TiVo Licensed Technology (in the form initially provided to DIRECTV), TiVo Improvements, or the TiVo

Marks infringe any patent, copyright, or trademark, or misappropriates any trade secret, issued or in effect in the United States, which allegations relate to incorporation of the TiVo Licensed Technology (in the form initially provided to DIRECTV), TiVo Improvements, or the TiVo Marks in, or the use of such technology in, DIRECTV Devices with TiVo or in connection with the DIRECTV Service, (2) allegations that the TiVo Improvements infringe directly any patent, copyright, or trademark, or misappropriate any trade secret, issued or in effect in the United States, or (3) allegations that TiVo's design (as provided by TiVo) for the Provo Receiver and Two-Chip Receiver caused personal injury or damage to persons or tangible property; and (ii) pay any award, damages, or costs (including, without limitation, reasonable attorneys' fees) as incurred or finally awarded by a court of competent jurisdiction or agreed on in a settlement of any such Claim; provided that DIRECTV: (A) promptly notifies TiVo, in writing, of all such Claims; (B) cooperates reasonably with TiVo (at TiVo's expense) in defending such Claims; and (C) allows TiVo the primary right to control the defense (including the selection of counsel), or at TiVo's sole option, to settle, all such Claims; provided such settlement provides a full unconditional release of DIRECTV and does not impose any liability on DIRECTV. At its discretion, DIRECTV shall be entitled to jointly participate in the defense of such Claim with counsel of its own selection and DIRECTV shall be obligated to pay the fees and expenses of such counsel of its own selection.

          (b) Mitigation. If TiVo receives written notice of an alleged infringement or believes that a Claim of infringement is likely, or if DIRECTV's use of the TiVo Licensed Technology, the TiVo Improvements and/or the TiVo Marks is prevented by a permanent injunction, TiVo may, at its sole option and expense, (i) procure for DIRECTV the right to continue use of the TiVo Licensed Technology, the TiVo Improvements and/or the TiVo Marks at TiVo's sole expense;
(ii) modify the TiVo Licensed Technology, the TiVo Improvements and/or the TiVo Marks; or (iii) replace the infringing portion of the TiVo Licensed Technology, the TiVo Improvements and/or the TiVo Marks with technology that does not infringe, provided that, in the case of subsections (ii) and (iii), the modified and/or replaced technology contains substantially similar functionality and otherwise complies with the requirements of this Agreement and the DIRECTV Technology (as defined in the Development Agreement), Interface Specifications (as defined in the Development Agreement) and Exhibit A of the Development Agreement (the "Replacement Technology").

          (c) Exceptions. TiVo shall have no liability to or for any such Claims based on (i) any Third Party Technology; or (ii) any DIRECTV Improvement of the TiVo Licensed Technology made by DIRECTV or any Authorized Personnel; (iii) any use of the TiVo Licensed Technology in combination with products, services or technology not required by TiVo or not otherwise required to use the TiVo Licensed Technology in a standalone form (i.e., not in a DIRECTV-TiVo combination receiver), if such infringement would not occur except for such combination; or (iv) any use of an infringing version of the TiVo Licensed Technology, TiVo Improvements or TiVo Marks once a non-infringing version of Replacement Technology has been made available to DIRECTV.

          (d) Entire Obligation. The foregoing states TiVo's entire liability and DIRECTV's sole and exclusive remedy with respect to any infringement of any patents, copyrights, trademarks, trade secrets or other proprietary rights of any third party whether direct or contributory. This Section 10.1 supersedes in its entirety TiVo indemnification obligation pursuant to Article VII (Indemnification) of the Development Agreement and any third party product liability claims, as related to the receivers specified in this Section 10.1, other than Reno Receivers.

     10.2 DIRECTV Indemnity.

          (a) Indemnity. DIRECTV, at its own expense, shall (i) defend, or at its option, settle, any claims, suits, and actions brought by a third party (collectively "Claims") against TiVo and its affiliated companies and their respective employees, officers, agents, attorneys, stockholders and directors, and their respective successors and assigns (the "TiVo Indemnified Party(ies)") based on (1) allegations that the DIRECTV Technology (as defined in the Development Agreement) [*] in the United States, and which allegations relate to the [*] DIRECTV Devices with TiVo or in connection with the DIRECTV Service, (2) allegations that the DIRECTV [*] in the United States, (3) allegations that the [*] (by or on behalf of DIRECTV) of DIRECTV Devices with TiVo (explicitly excluding Reno Receivers) or DIRECTV Improvements in DIRECTV Devices with TiVo [*] or (4) any allegations that the use by DIRECTV or use expressly authorized by DIRECTV of the TiVo Licensed Technology violates any Law, other than Claims for which TiVo is obligated to defend DIRECTV pursuant to Section 10.1; and (ii) pay any award, damages, or costs (including, without limitation, reasonable attorneys' fees) as incurred or finally awarded in a court of competent jurisdiction or agreed on in a settlement of any such Claim; provided that TiVo
(A) promptly notifies DIRECTV, in writing, of all such Claims; (B) cooperates reasonably with DIRECTV (at DIRECTV's expense) in defending such Claims; and (C) allows DIRECTV the primary right to control the defense (including the selection of counsel), or at DIRECTV's sole option, to settle, all such Claims; provided such settlement provides a full unconditional release of TiVo and does not impose any liability on TiVo. At its discretion, TiVo shall be entitled to jointly participate in the defense of such Claim with counsel of its own selection and TiVo shall be obligated to pay the fees and expenses of such counsel of its own selection.

          (b) Mitigation. If DIRECTV receives written notice of an alleged infringement or believes that a Claim of infringement is likely, DIRECTV may, at its sole option and expense, (i) modify the DIRECTV Technology or DIRECTV Improvements; or (ii) replace the infringing portion of the DIRECTV Technology or DIRECTV Improvements with technology that does not infringe.

          (c) Exceptions. DIRECTV shall have no liability to or for any such Claims based on (i) TiVo's use the DIRECTV Technology or DIRECTV Improvements other than in connection with DIRECTV Products, (ii) a combination of the TiVo Licensed Technology with the DIRECTV Improvement, if the Claims arise from the underlying TiVo Licensed Technology; or (iii) the TiVo Licensed Technology, any TiVo Improvement by or on behalf of TiVo and/or the TiVo Marks.

          (d) Entire Obligation. The foregoing states DIRECTV's entire liability and TiVo's sole and exclusive remedy with respect to any infringement of any patents, copyrights,

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the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

trademarks, trade secrets or other proprietary rights of any third party whether direct or contributory. This Section 10.2 supersedes in its entirety DIRECTV's indemnification obligation pursuant to Article VII (Indemnification) of the Development Agreement and any third party product liability claims, as related to the receivers specified in this Section 10.2, other than Reno Receivers.

11.  Term and Termination.

     11.1 Term. The term of this Agreement shall begin on the Effective Date and continue for a period of five (5) years, unless sooner terminated pursuant to this Section 11 (Term and Termination).

     11.2 Termination. Either party may terminate this Agreement if the other party materially breaches this Agreement and fails to cure such breach within sixty (60) days after receipt of written notice thereof from the non-breaching party.

     11.3 Other.

          (a) Termination. In the event this Agreement is terminated for any reason, unless otherwise provided for herein, all licenses and payment obligations shall terminate. Notwithstanding the foregoing, subject to DIRECTV's compliance with the terms and conditions of Sections 2 and 4 (including, without limitation, the license restrictions set forth in Section 2.3), for 180 days (the "Grace Period") following the effective date of termination (the "Termination Date"), DIRECTV shall be entitled to: (a) exercise its rights under
Section 2.1 to complete, manufacture, distribute, sell, and otherwise clear any DIRECTV Devices with TiVo, including Provo Receivers, Reno Receivers and/or Two Chip Receivers, that are in existence in the manufacture, production, distribution, retail or sales chain on the Termination Date ("Grace Period Devices", and together with any other activated DIRECTV Devices with TiVo, the "Outstanding Receivers"), subject to Section 6.2(b); and (b) a perpetual license to support, maintain and otherwise service such Outstanding Receivers (including the rights set forth in Sections 2.1(a)(iii) and (vi)), and provide support and maintenance with respect to such Outstanding Receivers. Any end user licenses previously granted or granted during the Grace Period shall remain in full force and effect, provided that the end user continues to comply with the terms and conditions of such end user license agreement.

          (b) Termination by TiVo. In addition to the rights in subsection (a), in the event of termination of this Agreement by TiVo in accordance with the terms of Section 11.2 (Termination for Material Default), if DIRECTV has exercised its Option to the TiVo Server Technology, the license rights set forth in Section 2.1(c) shall survive except that DIRECTV shall no longer have rights to further develop or enhance the Source Code of the TiVo Server Technology.

          (c) Termination by DIRECTV. In the event of termination of this Agreement by DIRECTV in accordance with the terms of Section 11.2 (Termination), all licenses granted to DIRECTV in Section 2 (License Grants) and Section 4 (License to TiVo Marks) shall continue in full force and effect, subject to DIRECTV's compliance with the terms and conditions of this Agreement (including, without limitation, the license restrictions set forth in Section 2.3 (License Restrictions) and the payment and related obligations set forth in Section 6.2(b) (License Fees and Royalties)). In addition, TiVo shall continue to provide subject to DIRECTV's payment obligations under Section 6.2(b), the services set forth in Section 5.

          (d) End User Agreements. Any End User licenses granted pursuant to
Section 3.3(c) (End User Agreements) shall not be affected by expiration or termination of this Agreement and shall continue in full force and effect; provided, such End User continues to comply with the terms and conditions of the applicable End User agreement.

          (e) [*] Termination. In the event of an assignment of this Agreement in accordance with Section 13.11 by DIRECTV to any entity [*], and in the event TiVo has not approved such assignment, DIRECTV (including the surviving entity) shall no longer be entitled to exercise any rights herein with respect to TiVo Source Code [*].

          (f) Survival of Provisions of this Agreement. The following Sections shall survive any expiration or termination of this Agreement: 1, 2.3, 2.4-2.7 (except as otherwise provided for therein), 6.8 (solely for the period set forth therein), 7, 8, 9, 10, 11.3, 11.4, 12, and 13. In addition, the following Sections shall survive expiration of this Agreement: 2 and 4 (but not 6).

     11.4 No Liability for Termination. Each party understands that the rights of termination hereunder are absolute. The terminating party shall not incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to the terminating party's exercise of its termination rights under this Agreement. In particular, without limiting the foregoing, the terminated party shall not be entitled to any damages on account of prospective profits or anticipated sales related to such exercise of termination rights.

12.  Limitation of Liability.

EXCEPT IN THE EVENT OF A BREACH OF SECTION 2 (LICENSE GRANTS) OR SECTION 8 (CONFIDENTIAL INFORMATION), AND EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 10 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER (INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, OTHER COMMERCIAL LOSS, OR COST OF PROCUREMENT OF SUBSTITUTE TECHNOLOGY OR SERVICES), ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY EXCLUSIVE REMEDY STATED IN THIS AGREEMENT IS DEEMED TO FAIL OF ITS ESSENTIAL PURPOSE. EXCEPT IN THE EVENT OF A BREACH OF SECTION 2 (LICENSE GRANTS) OR
SECTION 8 (CONFIDENTIAL INFORMATION), AND EXCEPT FOR THE INDEMNIFICATION

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requested with respect to the omitted portions.

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OBLIGATIONS SET FORTH IN SECTION 10 (INDEMNIFICATION), IN NO EVENT WILL EITHER
PARTY'S CUMULATIVE LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE AGGREGATE AMOUNT OF ALL FEES AND ROYALTIES PAID BY, OR DUE FROM, DIRECTV TO TIVO HEREUNDER. THIS LIMITATION OF LIABILITY IS CUMULATIVE, WITH ALL PAYMENTS FOR CLAIMS IN CONNECTION WITH THIS AGREEMENT BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS UNDER THIS AGREEMENT WILL NOT ENLARGE THE LIMIT.

13.  General Provisions.

     13.1 No Agency. Each party will in all matters relating to this Agreement act as an independent contractor. Nothing contained in this Agreement, nor the execution or performance thereof, shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have authority nor represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party as agent, employee or in any other capacity.

     13.2 Governing Law and Jurisdiction. This Agreement and all matters or issues related hereto or arising hereunder shall be governed by the laws of the State of California, without regard to principles of conflicts of law, as such laws would apply to contracts entered into by California residents and performed entirely in California. The parties agree that all disputes and litigation regarding this Agreement and matters connected with its performance shall be brought in a federal court in the Northern District of California or in state court in Santa Clara County, California, and each party irrevocably submits to the jurisdiction and venue of any such court in any such action or proceeding.

     13.3 Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered to the address(es) for notice set forth below or such other address as either party may specify in writing. Notices shall be effective (i) on the date received, if delivered by hand; (ii) on the date sent if sent by facsimile with confirmation, (ii) on the next business day following delivery thereof to an air courier for overnight delivery, and (iii) on the fifth business day after deposit into either the United States mail service (as applicable), postage prepaid, return receipt requested.


To:  Tivo, Inc.                      To: Directv, Inc.
     Chief Executive Officer             Larry Chapman, Executive Vice President
     2160 Gold Street                    2230 East Imperal Highway
     Alviso, CA 95502                    El Segundo, California 90245
     Fax: (408) 519-5330                 Fax: (310) 535-5422

With a copy to:                      With a copy to:

     TiVo, Inc.                          Directv, Inc.
     General Counsel: Matthew Zinn       General Counsel
     2160 Gold Street                    2230 East Imperial Highway

     Alviso, CA 95502                     El Segundo, California 90245
     Fax: (408) 519-5330                  Fax: (310) 964-4991

     13.4 Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of Section 2.4 (Covenant Not to Assert), Sections 3 (License Grants), (Ownership), or (Confidentiality) will cause irreparable damage for which recovery of money damages would be inadequate, and that both parties shall therefore be entitled to obtain timely injunctive relief to protect their respective rights under this Agreement, in addition to any and all remedies available at law.

     13.5 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     13.6 Severability.In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decisions, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     13.7 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

     13.8 Confidentiality of Agreement. Neither Party will disclose any terms of this Agreement except as required by law. Notwithstanding the foregoing, either party may disclose the terms of this Agreement with (i) its advisors and counselors so long as such advisors and counselors are bound by obligations of confidentiality and (ii) any third parties bound by written obligations of confidentiality in order to facilitate the exploration of a business combination with such third parties.

     13.9 Press Release. Subject to the mutual agreement of TiVo and DIRECTV (including DIRECTV's communications policies), DIRECTV and TiVo shall cooperate with each other as to the timing and content of press releases to be issued by the parties concerning this Agreement and any subsequent press releases on the initial shipment of any DIRECTV Device With TiVo and the initial launch of any DIRECTV Service containing or using the TiVo Licensed Technology.

     13.10 Export Controls. Each Party agrees that it will comply with all U.S. export control laws and the applicable regulations thereunder, as well as any other applicable laws of the U.S. affecting the export of technology.

     13.11 Assignment. All the terms of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective parties hereto.

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

Anything contained herein to the contrary notwithstanding, neither party may assign this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, following written notice to the other party, either party may transfer and assign this Agreement, by operation of law or otherwise, to the surviving entity in the event of a sale to, merger with, or acquisition of all or substantially all of such party's assets by such entity, and the other party hereby consents to such assignment in advance.

     13.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

     13.13 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for payments of money) on account of strikes (other than strikes of a party's own employees), shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions (other than with respect to a party's own employees), earthquakes, material shortages or any other causes that are beyond the reasonable control of such party; provided, however, that the parties will use commercially reasonable efforts, including the implementation of business continuity measures, to mitigate the effects of such force majeure.

     13.14 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by TiVo to DIRECTV are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101(56) of the United States Bankruptcy Code. The Parties agree that DIRECTV, as licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, provided that DIRECTV abides by the terms of this Agreement.

     13.15 Entire Agreement. This Agreement and Exhibits hereto, in conjunction with the Services Agreement and the Development Agreement, constitute the entire agreement between the parties with respect to TiVo's licensing of the TiVo Licensed Technology (as defined herein) to DIRECTV. This Agreement supersedes any prior or collateral agreements with respect to the subject matter hereof. This Agreement may only be changed by written mutual agreement of authorized representatives of the parties.

     13.16 Precedence. In the event of any conflict between the terms and conditions of this Agreement and any of the terms and conditions of the Development Agreement, the terms and conditions of this Agreement shall govern and control.

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

In Witness Whereof, the parties hereto have duly executed this Agreement by their respective duly authorized officers.

Tivo, Inc.                                   DIRECTV, Inc.


By:                                          By:
   -----------------------                      --------------------------------
Name: Morgan Guenther                        Name:  Lawrence N. Chapman
Title:  President                            Title:  Executive Vice President

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